Filed Pursuant to Rule 424(b)(5)
Registration No. 333-269452
PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 27, 2023)
Up to 3,000,000 Shares
NewtekOne, Inc.
Common Stock
We have entered into an Equity Distribution Agreement, dated November 17, 2023 (the “Equity Distribution Agreement”) with Keefe, Bruyette & Woods, Inc., B. Riley Securities, Inc., Compass Point Research & Trading, LLC, Ladenburg Thalmann & Co. Inc., Raymond James & Associates, Inc. and UBS Securities LLC (each, a “Placement Agent,” and collectively, the “Placement Agents”) relating to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell up to 3,000,000 shares of our common stock from time to time through the Placement Agents acting as our sales agents pursuant to this prospectus supplement and the accompanying prospectus.
Our shares of common stock are listed on the Nasdaq Global Market® (“Nasdaq”) under the symbol “NEWT.” On November 16, 2023, the last reported sale price on Nasdaq of our common stock was $13.47 per share. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Placement Agents as principals, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and the Placement Agents agree on any method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.
The Placement Agents will receive a commission from us equal to 2.00% of the gross sales price of any shares of our common stock sold through the Placement Agents under the Equity Distribution Agreement. The Placement Agents are not required to sell any specific number or dollar amount of the common stock, but will use their respective commercially reasonable efforts consistent with their sales and trading practices to sell the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement. In connection with the sale of the common stock on our behalf, each Placement Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Placement Agents may be deemed to be underwriting commissions or discounts.
Investing in our common stock involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, the risks described in “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.
None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency has approved or disapproved of the common stock nor have any of the foregoing authorities determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense. Shares of common stock to be offered and sold pursuant to this prospectus supplement will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Keefe, Bruyette & Woods A Stifel Company	B. Riley Securities	Compass Point
Ladenburg Thalmann	Raymond James	UBS Investment Bank
Prospectus Supplement dated November 17, 2023.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
    S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Neither we nor the Placement Agents have authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we prepare or distribute. Neither we nor the Placement Agents take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.

We are not, and the Placement Agents are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer of, or an invitation on our behalf or on behalf of the Placement Agents to subscribe for and purchase, any securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus is part of an effective shelf registration statement on Form S-3 (File No. 333-269452) that was declared effective by the SEC on July 27, 2023. By using a shelf registration statement, the Company may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus supplement and the accompanying prospectus. As permitted by SEC rules, this prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the offering and certain other matters and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus supplement is considered a part of this prospectus supplement and may add, update or change information contained in this prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus supplement will supersede the information in the accompanying prospectus or any earlier prospectus supplement.

References in this prospectus supplement to “NewtekOne,” “the Company,” “we,” “us,” and “our” refer to NewtekOne, Inc., and not to any of its consolidated subsidiaries, unless otherwise specified or as the context otherwise requires.
References in this prospectus supplement to “Newtek Bank” refer to Newtek Bank, National Association and not to any of its consolidated subsidiaries, unless otherwise specified or as the context otherwise requires.

INCORPORATION BY REFERENCE
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement and before the date that any offering of any securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.
We incorporate by reference into this prospectus supplement our filings listed below and all documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) during the period after the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K (including exhibits to any reports that are deemed automatically furnished) or other information “furnished” to the SEC that is not deemed filed is not incorporated by reference in this prospectus supplement and the accompanying prospectus. Information that we file with the SEC subsequent to the date of this prospectus supplement will automatically update and may supersede information in this prospectus supplement, the accompanying prospectus and information previously filed with the SEC.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 7, 2023;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 9, 2023;
•our Definitive Proxy Statement on Schedule 14A, as amended by Amendment No. 1 thereto filed with the SEC on May 5, 2023;
•our Current Reports on Form 8-K, filed with the SEC on January 6, 2023 (as amended by the Form 8-K/A filed on January 27, 2023), January 13, 2023, January 17, 2023, January 24, 2023, January 24, 2023, February 7, 2023, February 27, 2023, February 27, 2023, March 6, 2023, April 6, 2023, April 19, 2023, May 9, 2023, May 16, 2023, May 19, 2023, May 30, 2023, June 14, 2023, June 16, 2023, June 26, 2023, June 27, 2023, July 7, 2023, August 2, 2023, August 8, 2023, August 24, 2023, August 28, 2023, August 31, 2023, September 28, 2023, October 2, 2023, November 7, 2023 (as amended by the Form 8-K/A filed on November 13, 2023); and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-36742), as filed with the SEC on November 12, 2014, including any amendment or report filed for the purpose of updating such description.
You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. We maintain a website at www.newtekone.com and intend to make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. You may also obtain such information by contacting us in writing at 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. Information contained on our website or on the SEC’s website about us is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider that information contained on our website or on the SEC’s website to be part of this prospectus supplement and the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS AND PROJECTIONS
This prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, contains and may contain, forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our industry, our beliefs, and our assumptions. Words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or variations of these words and similar expressions are intended to identify forward-looking statements. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, including recent economic and market events and unrelated bank failures and declines in depositor confidence in certain types of depository institutions, the inclusion of a projection or forward-looking statement in this prospectus supplement should not be regarded as a representation by us that our plans or objectives will be achieved. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, involve risks and uncertainties, including statements as to:
•our future operating results;
•our business prospects and the prospects of our subsidiaries;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the ability of our business to achieve its objectives;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the adequacy of our cash resources and working capital;
•our ability to operate as a financial holding company and increased compliance and other costs associated with such operations;
•our ability to adequately manage liquidity, deposits, capital levels and interest rate risk, which have come under greater scrutiny in light of recent unrelated bank failures;
•our ability to operate our subsidiary Newtek Bank, a national bank regulated and supervised by the OCC, and increased compliance and other costs associated with such operations;
•the timing of cash flows, if any, from the operations of our subsidiaries.
These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•an economic downturn, which could impair our subsidiaries’ ability to continue to operate or repay their borrowings, which could adversely affect our results;
•a contraction of available credit and/or an inability to access the equity markets, which could impair our lending and business activities;
•interest rate volatility, including the decommissioning of LIBOR, which could adversely affect our results;
•impacts to financial markets and the global macroeconomic and geopolitical environment, including higher inflation and its impacts;
•higher interest rates and the impacts on macroeconomic conditions and NewtekOne’s funding costs;
•changes to the SBA 7(a) loan program, including recent revisions to SBA Standard Operating Procedure (“SOP”); and
•the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus supplement or any applicable free writing prospectus, including the documents we incorporate by reference.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include the ability of Newtek Bank to originate loans under the U.S. Small Business Administration (“SBA”) 7(a) program, maintain preferred lender program (“PLP”) status, sell SBA guaranteed portions of SBA 7(a) loans at premiums and grow deposits; our ability to originate new loans; our subsidiaries’ ability to generate revenue and obtain and maintain certain margins and levels of profitability; and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, including the documents that we incorporate by reference herein, and any applicable free writing prospectus, including the documents we incorporate by reference therein, should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in Part I “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, in Part II “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the period ended June 30, 2023 and the period ended September 30, 2023 and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering.
You should not place undue reliance on these forward-looking statements, which apply only as of the respective dates of this prospectus supplement and the accompanying prospectus. And while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements. Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required by applicable law.

SUMMARY

Our Business

NewtekOne is a financial holding company that is a leading business and financial solutions provider to small-and-medium sized businesses (“SMBs”). NewtekOne and its subsidiaries provide SMBs with the following Newtek® branded business and financial solutions: Newtek Bank, Newtek Lending, Newtek Payments, Newtek Insurance, Newtek Payroll and Newtek Technology. We have an established and reliable platform that is not limited by client size, industry type, or location.

We define SMBs as companies having revenues of $1.0 million to $100.0 million, and we estimate the SMB market to be over 31 million businesses in the U.S. as of October 2020, according to the SBA. We expect to generate returns through dividends from our subsidiaries, which have historically generated revenue from business operations, including a combination of realized gains on the sale of the government guaranteed portions of SBA 7(a) loans, servicing income and other income, including revenue generated from Newtek Lending, Newtek Payments, Newtek Insurance, Newtek Payroll and Newtek Technology.

On January 6, 2023, we completed the acquisition of the National Bank of New York City (“NBNYC” and the “Acquisition,” respectively), a national bank regulated and supervised by the Office of the Comptroller of the Currency (“OCC”). NBNYC has been renamed Newtek Bank, National Association and has become a wholly owned subsidiary of the Company. In connection with the completion of the Acquisition, the Company contributed to Newtek Bank $31 million of cash and two of the Company’s subsidiaries, Newtek Business Lending, LLC (“NBL”) and Small Business Lending, LLC (“SBL”) (subsequently NBL was merged into SBL). Upon the consummation of the Acquisition, Newtek Bank entered into an operating agreement with the OCC concerning certain matters including capital, liquidity and concentration limits, and memorializing the business plan submitted to the OCC.

The Company has also filed with the SEC a Form N-54C, Notification of Withdrawal of Election to be Subject to the Investment Company Act of 1940 (the “1940 Act”), and has ceased to be a business development company (“BDC”) as of January 6, 2023. As a result of the Acquisition, the Company is a financial holding company subject to the regulation and supervision of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Federal Reserve Bank of Atlanta. The Company no longer qualifies as a regulated investment company for federal income tax purposes and no longer qualifies for accounting treatment as an investment company. As a result, in addition to Newtek Bank and its consolidated subsidiary, SBL, the following former NewtekOne portfolio companies and subsidiaries are now consolidated non-bank subsidiaries in the Company’s financial statements: Newtek Small Business Finance, LLC (“NSBF”); Newtek Merchant Solutions, LLC; Mobil Money, LLC; CDS Business Services, Inc. d/b/a Newtek Business Credit Solutions; PMTWorks Payroll, LLC d/b/a Newtek Payroll and Benefits Solutions; Newtek Insurance Agency, LLC; Titanium Asset Management LLC; Newtek Business Services Holdco 6, Inc; Newtek Commercial Lending, Inc.; Excel WebSolutions, LLC; Newtek Technology Solutions, Inc. and POS on Cloud, LLC, d/b/a Newtek Payment Systems. In addition, as a result of commitments made to the Federal Reserve, the Company will divest or otherwise terminate the activities conducted by Excel WebSolutions, LLC and Newtek Technology Solutions, Inc., including its subsidiary SIDCO, LLC d/b/a/ Cloud Nine Services, within two years of becoming a financial holding company, subject to any extension of the two-year period.

As of September 30, 2023, we had consolidated total assets of $1.38 billion, deposits of $432.56 million and shareholders’ equity of $227.02 million.

Our Corporate Information

Our principal executive offices are located at 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431, our telephone number is (212) 356-9500 and our website may be found at http://www.NewtekOne.com. Information contained in our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common Stock Offered by Us	Up to 3,000,000 shares of our common stock.

Common Stock Outstanding Prior to this Offering	24,648,181 shares outstanding as of November 16, 2023.

Manner of Offering
Sales of shares of our common stock under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Subject to the terms of the Equity Distribution Agreement, the Placement Agents will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules, and regulations and the rules of Nasdaq, on mutually agreeable terms between the agents and us. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from the sale of shares of our common stock for general corporate purposes. See “Use of Proceeds.”

Risk Factors
See the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Market for Common Stock	Our common stock is currently traded on Nasdaq under the symbol “NEWT.”

RISK FACTORS
Your decision whether or not to invest in our common stock will involve risk. You should be aware of, and carefully consider, the following risk factors, along with all of the other information included or incorporated by reference in this prospectus supplement, including the information included in the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023 and the information included in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023, before deciding whether to invest in the common stock.
Risks Related to this Offering
We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which you agree.
We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. See “Use of Proceeds” in this prospectus supplement for a more detailed information.
You may experience future dilution as a result of future equity offerings, and in light of our current and future capital needs, such dilution may be substantial.
We may determine from time to time to issue additional equity securities to raise additional capital, support growth, or to make acquisitions. Further, we may issue stock options or other stock grants to retain and motivate our employees. These issuances of our securities could dilute the voting and economic interests of our existing stockholders. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering. We may also issue equity to companies that we partner with in certain circumstances. Given the capital needs of our business and business plans, any such dilution may be substantial.
It is not possible to predict the aggregate proceeds resulting from sales made under the Equity Distribution Agreement.
Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Placement Agents at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold through the Placement Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with the Placement Agents in any applicable placement notice, and the demand for our common stock. Because the price per share of each share sold pursuant to the Equity Distribution Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Equity Distribution Agreement.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to the Placement Agents, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We may issue and sell shares of our common stock of up to 3,000,000 shares from time to time. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the shares of common stock that we are offering may be up to approximately $39,401,800 (based on an assumed offering price of $13.47 per share, the last reported sale price per share of our common stock on November 16, 2023) after deducting the Placement Agents’ commission and estimated offering expenses payable by us.
We expect to use the proceeds that we receive from this offering for general corporate purposes. As of the date of this prospectus supplement, we cannot specify the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION
The Equity Distribution Agreement provides that we may offer and sell up to 3,000,000 shares of our common stock from time to time through the Placement Agents for the offer and sale of such common stock. The table below assumes that we will sell 3,000,000 shares available under the Equity Distribution Agreement at a price of $13.47 per share (the last reported sale price per share of our common stock on November 16, 2023) but there is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of our common stock under this prospectus supplement and the accompanying prospectus may be less than as set forth in the table below. In addition, the price per share of any such sale may be greater or less than $13.47, depending on the market price of our common stock at the time of any such sale.
The following table sets forth our capitalization as of September 30, 2023:
•on an actual basis; and
•on an as adjusted basis to give effect to the transactions above and assumed sale of up to 3,000,000 shares of our common stock in this offering at an assumed public offering price of $13.47 per share (the last reported closing price of our common stock on November 16, 2023), after deducting the estimated commissions of approximately $808,200 and estimated offering expenses of approximately $200,000 payable by us.
You should read this table together with “Use of Proceeds” and financial statements and related notes thereto included elsewhere in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2023
	Actual	As Adjusted
	(in thousands, unaudited)
Assets:
Cash	$15,610	$55,012
Other assets	1,364,803	1,364,803
Total assets	$1,380,413	$1,419,815

Liabilities:
Long-term debt(1)
Senior notes
5.750% notes due 2024	$38,250	38,250
5.000% notes due 2025	30,000	30,000
8.125% notes due 2025	50,000	50,000
5.500% notes due 2026	115,000	115,000
8.000% notes due 2028	40,000	40,000
Note Securitizations	318,085	318,085
Advances from Federal Home Loan Banks	23,636	23,636
Other Long-Term Debt	43,341	43,341
Total Long-Term Debt	658,312	658,312
Other liabilities	495,078	495,078
Total liabilities	$1,153,390	$1,153,390

Stockholders’ equity:
Preferred stock (par value $0.02 per share; authorized 20 shares; 20 and 20 shares issued and outstanding, respectively	$19,738	$19,738
Common stock (par value $0.02 per share; authorized 200,000 shares; 24,645 and 27,645 shares issued and outstanding, respectively)	491	551
Additional paid-in capital	192,711	232,053
Retained earnings	14,267	14,267
Accumulated other comprehensive loss, net	(184)	(184)
Total shareholders’ equity	$227,023	$266,425
Total liabilities and shareholders’ equity	$1,380,413	$1,419,815
(1) Long term debt consists of debt with a maturity of one year or more at the time it is incurred.

PLAN OF DISTRIBUTION
Keefe, Bruyette & Woods, Inc., B. Riley Securities, Inc., Compass Point Research & Trading, LLC, Ladenburg Thalmann & Co. Inc., Raymond James & Associates, Inc. and UBS Securities LLC (collectively, the “Placement Agents”) are acting as our sales agents in connection with the offer and sale of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Upon written instructions from us, the Placement Agents will use their commercially reasonable efforts consistent with its sales and trading practices to sell, as our sales agent, our common stock under the terms and subject to the conditions set forth in our Equity Distribution Agreement with the Placement Agents dated November 17, 2023. We will instruct the Placement Agents as to the amount of common stock to be sold by them. We may instruct the Placement Agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the Placement Agents’ commission, will not be less than the net asset value per share of our common stock at the time of such sale. We or the Placement Agents may suspend the offering of shares of common stock upon proper notice and subject to other conditions.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on Nasdaq or similar securities exchange or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices.
The Placement Agents will provide written confirmation of a sale to us no later than the opening of the trading day on Nasdaq following each trading day in which shares of our common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the Placement Agents in connection with the sales.
The Placement Agents will receive a commission from us equal to 2.00% of the gross proceeds from the sale of any shares of our common stock sold through them under the Equity Distribution Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Placement Agents under the terms of the Equity Distribution Agreement, will be approximately $200,000.
Settlement for sales of shares of common stock will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Placement Agents in connection with a particular transaction, in return for payment of the net proceeds to us.
We will report at least quarterly the number of shares of our common stock sold through the Placement Agents under the Equity Distribution Agreement, the net proceeds to us and the compensation paid to the Placement Agents with respect to such sales.
In connection with the sale of the common stock on our behalf, the Placement Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Placement Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Placement Agents against certain civil liabilities, including liabilities under the Securities Act.
The offering of our shares of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the Equity Distribution Agreement or (ii) the termination of the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by us in our sole discretion under the circumstances specified in the Equity Distribution Agreement by giving notice to the Placement Agents. In addition, the Placement Agents may terminate the Equity Distribution Agreement under the circumstances specified in the Equity Distribution Agreement by giving notice to us.
Potential Conflicts of Interest
Keefe, Bruyette & Woods, Inc., B. Riley Securities, Inc., Compass Point Research & Trading, LLC, Ladenburg Thalmann & Co. Inc., Raymond James & Associates, Inc. and UBS Securities LLC and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement. The Placement Agents and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Placement Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our company. The Placement

Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
The principal business address of Keefe, Bruyette & Woods, Inc. is 787 7th Avenue, 4th Floor, New York, NY 10019, the principal business address of B. Riley Securities, Inc. is 299 Park Avenue, 21st Floor, New York, NY 10171, the principal business address of Compass Point Research & Trading, LLC is 1055 Thomas Jefferson Street, NW, Suite 303, Washington, DC 20007, the principal business address of Ladenburg Thalmann & Co. Inc. is 640 Fifth Avenue, 4th Floor, New York, NY 10019, the principal business address of Raymond James & Associates, Inc. is 880 Carillon Parkway, St. Petersburg, FL 33716 and the principal business address of UBS Securities LLC is 1285 Avenue of the Americas, New York, NY 10019.

MATERIAL UNITED STATES TAX CONSEQUENCES
TO NON-U.S. HOLDERS OF THE COMMON STOCK
This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:

●	a nonresident alien individual,

●	a foreign corporation, or

●	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from our common stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the common stock.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of the common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our common stock (and will reduce your basis in such common stock), and, to the extent such portion exceeds your tax basis in our common stock, the excess will be treated as gain from the taxable disposition of the common stock, the tax treatment of which is discussed below under “Gain on Disposition of the Common Stock”.

Except as described below, dividends paid to you on the common stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:

●	a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

●	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

●	you are a non-United States person, and

●	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of the Common Stock

You generally will not be subject to United States federal income tax on gain that you recognize on a disposition of the common stock unless:

●	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

●	you are an individual, you hold the common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

●	we are or have been a “United States real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and either (i) our common stock is not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock.

If the gain from the taxable disposition of shares of our common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the sale at rates applicable to United States citizens, resident aliens and domestic United States corporations. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for the U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of the common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold the common stock through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

Our common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We and other payors are required to report payments of dividends on the common stock on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of the common stock effected at a United States office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of the common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Robert Fraley, Senior Counsel of the Company. Certain legal matters in connection with the securities offered hereby will be passed upon for the Placement Agents by Squire Patton Boggs (US) LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
NewtekOne, Inc.

The consolidated financial statements and the related consolidated financial statement schedules of NewtekOne, Inc. (formerly known as Newtek Business Services Corp.) and its subsidiaries as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 and the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, in this prospectus supplement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

Newtek Bank N.A.

The financial statements of Newtek Bank N.A. (formerly known as National Bank of New York City) as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021 incorporated in this prospectus supplement by reference from the Current Report on Form 8-K/A filed by NewtekOne, Inc. (formerly known as Newtek Business Services Corp.) on January 27, 2023, have been audited by RSM US LLP, independent auditors, as stated in their report thereon, incorporated herein by reference. Such financial statements have been so incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

PROSPECTUS

NewtekOne, Inc.

$500,000,000
Common Stock
Preferred Stock
Depositary Shares
Subscription Rights
Warrants
Debt Securities
Units

This prospectus relates to the offer, from time to time, in one or more offerings or series, of up to $500,000,000 of common stock, preferred stock, depositary shares, subscription rights, warrants, debt securities and/or units consisting of some or all of these securities, which we refer to, collectively, as the “securities.” The securities offered hereby may be convertible or exchangeable into shares of common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution”. We may not sell any of the securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

Our common shares are currently traded on the Nasdaq Global Market under the symbol “NEWT.” As of July 20, 2023, the last reported closing price of our common shares on the Nasdaq Global Market was $17.87.
__________________

An investment in our securities is subject to various risks. See the sections entitled “Risk Factors” beginning on Page 16 of this prospectus, “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, “Part II – Item 1A. Risk Factors” as well as in any of our subsequent filings with the Securities and Exchange Commission (“SEC”), and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________

This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.
__________________

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us by mail at 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431, by telephone at (212) 356-9500 or on our website at http://

www.NewtekOne.com. The SEC also maintains a website at http://www.sec.gov that contains such information. Information contained on our website or on the SEC’s web site about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus.

The date of this prospectus is July 27, 2023.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus or any prospectus supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any such supplements as if we had authorized it. This prospectus and any such supplements do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in, or incorporated by reference in, this prospectus, any such supplements, or free writing prospectuses is, or will be, accurate as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since then.

ABOUT THIS PROSPECTUS.................................................................................................................................................	2
PROSPECTUS SUMMARY....................................................................................................................................................	2
RISK FACTORS......................................................................................................................................................................	17
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND PROJECTIONS.................................................................................................................................................................	23
USE OF PROCEEDS...............................................................................................................................................................	25
SUMMARY OF THE SECURITIES WE MAY OFFER .......................................................................................................	26
DESCRIPTION OF OUR CAPITAL STOCK.........................................................................................................................	26
DESCRIPTION OF OUR PREFERRED STOCK...................................................................................................................	31
DESCRIPTION OF OUR SUBSCRIPTION RIGHTS............................................................................................................	34
DESCRIPTION OF OUR WARRANTS.................................................................................................................................	36
DESCRIPTION OF OUR DEBT SECURITIES......................................................................................................................	37
PLAN OF DISTRIBUTION.....................................................................................................................................................	50
LEGAL MATTERS.................................................................................................................................................................	52
EXPERTS........................................................................................	52
AVAILABLE INFORMATION..............................................................................................................................................	52
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..............................................................................	52

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process. Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act of 1933 (the “Securities Act”), NewtekOne, Inc. may offer, from time to time, in one or more offerings, up to $500,000,000 of common stock, preferred stock, depositary shares, warrants, subscription rights, debt securities and/or units consisting of some or all of these securities, on terms to be determined at the time of each offering. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information,” “Incorporation of Certain Information By Reference,” “Prospectus Summary” and “Risk Factors” before making an investment decision.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

PROSPECTUS SUMMARY

The following summary contains basic information about offerings pursuant to this prospectus. It may not contain all the information that is important to you. For a more complete understanding of offerings pursuant to this prospectus, we encourage you to read this entire prospectus and the documents to which we have referred in this prospectus, together with any accompanying prospectus supplements or free writing prospectuses, including the risks set forth under the captions “Risk Factors” in this prospectus, “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. See “Available Information” for more information. Throughout this prospectus, we refer to NewtekOne, Inc., its consolidated subsidiaries and its predecessor, Newtek Business Services Corp., as the “Company,” “we,” “us,” “our,” and “NewtekOne.”

Our Business

We are a financial holding company that is a leading business and financial solutions provider to small-and-medium sized businesses (“SMBs”). NewtekOne and its subsidiaries provide SMBs with the following Newtek® branded business and financial solutions: Newtek Bank, Newtek Lending, Newtek Payments, Newtek Insurance, Newtek Payroll and Newtek Technology. We have an established and reliable platform that is not limited by client size, industry type, or location. As a result, we believe we have a strong and diversified client base across the United States and across a variety of different industries. In addition, we have developed a financial and technology based business model that enables us to acquire and process our SMB clients in a very cost effective manner. This capability is supported in large part by NewTracker®, our patented prospect management technology software, which is similar to, but we believe better suited for our needs than, the system popularized by Salesforce.com and similar providers. In addition, we are launching the Newtek AdvantageTM (patent pending) dashboard, for our depository and non-depository clients. The Newtek Advantage will offer NewtekOne’s clients a single online dashboard to access all of NewtekOne’s business and financial solutions. The Newtek Advantage will allow NewtekOne clients to easily interact with NewtekOne subject matter experts in the areas of Banking, Lending, Payments, Technology, Payroll and Insurance. We believe the Newtek Advantage will enable us to grow core retail deposits and provide an advantage to our existing and new clients. We believe that NewtekOne’s technology and business model distinguishes us from our competitors.

We define SMBs as companies having revenues of $1.0 million to $100.0 million, and we estimate the SMB market to be over 31 million businesses in the U.S. as of October 2020, according to the U.S. Small Business Administration (“SBA”). We expect to generate returns through dividends from our subsidiaries, which have historically generated revenue from business operations, including a combination of realized gains on the sale of the government guaranteed portions of SBA 7(a) loans, servicing income and other income, including revenue generated from Newtek Lending, Newtek Payments, Newtek Insurance, Newtek Payroll and Newtek Technology.

On January 6, 2023, we completed the previously announced acquisition of the National Bank of New York City (“NBNYC” and the “Acquisition,” respectively), a national bank regulated and supervised by the Office of the Comptroller of the Currency (“OCC”), pursuant to which the Company acquired from the NBNYC shareholders all of the issued and outstanding stock of NBNYC for $20 million. NBNYC has been renamed Newtek Bank, National Association (“Newtek Bank, N.A.” or “Newtek Bank”) and has become a wholly owned subsidiary of the Company. In connection with the completion of the Acquisition, the Company contributed to Newtek Bank $31 million of cash and two of the Company’s subsidiaries, Newtek Business Lending, LLC (“NBL”) and Small Business Lending, LLC (“SBL”). Upon the consummation of the Acquisition, Newtek Bank entered into an operating agreement with the OCC concerning certain matters including capital, liquidity and concentration limits, and memorializing the business plan submitted to the OCC.

The Company has also filed with the SEC a Form N-54C, Notification of Withdrawal of Election to be Subject to the Investment Company Act of 1940 (the “1940 Act”), and has ceased to be a business development company (“BDC”) as of January 6, 2023. As a result of the Acquisition, the Company is now a financial holding company subject to the regulation and supervision of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Federal Reserve Bank of Atlanta. The Company no longer qualifies as a regulated investment company for federal income tax purposes and no longer qualifies for accounting treatment as an investment company. As a result, in addition to Newtek Bank and its consolidated subsidiary, SBL, the following NewtekOne portfolio companies and subsidiaries are now consolidated non-bank subsidiaries in the Company’s financial statements: Newtek Small Business Finance, LLC (“NSBF”); Newtek Merchant Solutions, LLC; Mobil Money, LLC; CDS Business Services, Inc. d/b/a Newtek Business Credit Solutions; PMTWorks Payroll, LLC d/b/a Newtek Payroll and Benefits Solutions; Newtek Insurance Agency, LLC; Titanium Asset Management LLC; Newtek Business Services Holdco 6, Inc; Newtek Commercial Lending, Inc.; Excel WebSolutions, LLC; Newtek Technology Solutions, Inc. and POS on Cloud, LLC, d/b/a Newtek Payment Systems. In addition, as a result of commitments made to the Federal Reserve, the Company will divest or otherwise terminate the activities conducted by Excel WebSolutions, LLC and Newtek Technology Solutions, Inc., including its subsidiary SIDCO, LLC d/b/a/ Cloud Nine Services, within two years of becoming a financial holding company, subject to any extension of the two-year period.

On January 17, 2023, the Company changed its name from Newtek Business Services Corp. to NewtekOne, Inc.

Organizational Overview

Set forth below are diagrams of NewtekOne’s organizational structure prior to and following the completion of the Acquisition and the other transactions described above:

Pre-Acquisition

Newtek Business Services Corp.
(Business Development Company)
(MD)
100%
Newtek Small Business Finance, LLC (Consolidated Subsidiary) (NY)
100%
Portfolio Companies (SBA 7(a) loans)
100%
Newtek Business Lending, LLC (Portfolio Company) (FL)
100%
Small Business Lending, LLC (Portfolio Company) (NY)
50.13%
POS On Cloud, LLC (Portfolio Company) (KY)
100%
Mobil Money, LLC (Portfolio Company) (NY)
100%
Newtek Merchant Solutions, LLC (Portfolio Company) (NY)
100%
Excel Websolutions, LLC (Portfolio Company) (NY)
100%
Newtek Technology Solutions, Inc. (Portfolio Company) (NY)
100%
SIDCO, LLC (Subsidiary of NTS) (NY)
100%
Newtek Insurance Agency, LLC (Portfolio Company) DC)
100%
CDS Business Services, Inc. (Portfolio Company) (DE)
100%
PMTWorks Payroll, LLC (Portfolio Company) (NY)
100%
Newtek Commercial Lending, Inc. (Portfolio Company) (NY)
50%
Newtek-TSO II Conventional Credit Partners, LP (the JV) (DE)
50%
Newtek Conventional Lending, LLC (DE)
100%
Newtek Business Services Holdco 6, Inc. (Portfolio Comany) (FL)
100%
NBL SPV I, LLC (DE)
100%
NBL SPV II, LLC (DE)
100%
NBL SPV III, LLC (DE)

Post-Acquisition

NewtekOne, Inc.
(Financial Holding Company and Subsidiaries)
(MD)
100%
Newtek Bank, N.A.[1] (FL)
100%
Small Business Lending, LLC[1a] (NY)
100%
Excel Websolutions, LLC[5] (NY)
50.76%
POS On Cloud, LLC[4] (KY)
100%
Newtek Technology Solutions, Inc.[6] (NY)
100%
SIDCO, LLC[6a] (NY)
100%
Newtek Insurance Agency, LLC[7] (DC)
100%
CDS Business Services, Inc.[8] (DE)
100%
NBSH Holdings, LLC (NY)
100%
Newtek Merchant Solutions, LLC[2] (NY)
100%
UPSWI Sales, LLC (NY)
Mobil Money, LLC[3] (NY)
100%
PMTWorks Payroll, LLC[9] (NY)
100%
Newtek Small Business Finance, LLC[10] (NY)
100%
Newtek Commercial Lending, Inc.[11] (NY)
50%
Newtek-TSO II Conventional Credit Partners, LP (the JV) (DE)
50%
Newtek Conventional Lending, LLC (DE)
100%
Newtek Business Services Holdco 6, Inc.[12] (FL)
100%
NBL SPV I, LLC (DE)
100%
NBL SPV II, LLC (DE)
100%
NBL SPV III, LLC (DE)

(1) Newtek Bank, National Association, a national bank regulated and supervised by the OCC, was acquired by NewtekOne on January 6, 2023, and is a wholly owned subsidiary of NewtekOne.

(1a) Small Business Lending, LLC (“SBL”), a wholly-owned subsidiary of Newtek Bank, provides third-party loan servicing for SBA and non-SBA loans, and provides lending institutions with outsourced solutions for the entire SBA lending process, including credit analysis, structuring and eligibility, packaging, closing compliance and servicing. In addition, SBL provides loan origination and loan servicing solutions to other parts of Newtek Lending platform. Subsequent to the Acquisition, NBL was merged into SBL.

(2) Newtek Merchant Solutions, LLC (“NMS”), a wholly owned subsidiary, markets credit and debit card processing services, check approval services, processing equipment, and software, and is part of the Newtek Payments platform,

(3) Mobil Money, LLC (“Mobil Money”), a wholly owned subsidiary, provides payment processing for a merchant portfolio of taxi cabs and sells related licensed payment processing software, and is part of the Newtek Payments platform.

(4) POS On Cloud, LLC, d/b/a Newtek Payment Systems (“NPS”), a majority (59.76%) owned subsidiary, provides cloud based Point of Sale (POS) systems for a variety of restaurant, retail, assisted living, parks and golf course businesses, which POS provides not only payments and purchase technology solutions, but also inventory, customer management, reporting, employee time clock, table and menu layouts, and ecommerce solutions as the central operating system for an SMB. POS is part of the Newtek Payments platform.

(5) Excel Web Solutions (“EWS”), a wholly owned subsidiary, provides website design services to SMBs. EWS is part of the Newtek Technology platform.

(6) Newtek Technology Solutions, Inc. (“NTS”), a wholly owned subsidiary, provides website hosting, dedicated server hosting, cloud hosting, web design and development, internet marketing, ecommerce, data storage, backup and disaster recovery, and other related service. Sidco, LLC d/b/a Cloud Nine Services (“SIDCO”), a subsidiary of NTS, consults, strategizes, designs, and implements technology solutions for enterprise and commercial clients across the U.S. NTS and SIDCO are part of the Newtek Technology platform.

(7) Newtek Insurance Agency, LLC (“NIA”), a wholly owned subsidiary, is a retail brokerage insurance agency licensed in all 50 states, specializing in the sale of commercial and health/benefits lines insurance products to the small and medium size business market as well as various personal lines of insurance.

(8) CDS Business Services, Inc. d/b/a Newtek Business Credit Solutions (“NBC”), a wholly owned subsidiary and part of the Newtek Lending platform, provided receivables and inventory financing to small and medium size businesses. New asset backed lending will be conducted by Newtek Bank, and the existing NBC portfolio will be managed and serviced by SBL.

(9) PMTWorks Payroll, LLC d/b/a Newtek Payroll and Benefits Solutions (“PMT”), offers an array of industry standard payroll management, payment and tax reporting services to SMBs

(10) Newtek Small Business Finance (“NSBF”), a wholly owned subsidiary, a small business lending company licensed by the SBA to originate SBA 7(a) loans, originated, serviced, sold and securitized loans originated under the SBA 7(a) program. New SBA 7(a) loans originations will be transitioned to Newtek Bank and NSBF will continue to manage and service its existing SBA 7(a) loan portfolio.

(11) Newtek Commercial Lending, Inc. (“NCL”) a wholly owned subsidiary, is a holding company that owns NewtekOne's interests in nonconforming conventional loan joint ventures. NCL owns a 50% ownership interest in Newtek-TSO II Conventional Credit Partners, LP and Newtek Conventional Lending, LLC.

(11a) Newtek-TSO II Conventional Credit Partners, LP (“Newtek-TSO”) is a joint venture that invests in non-conforming conventional commercial and industrial term loans of up to $15.0 million to U.S. middle-market companies and small businesses.

(11b) Newtek Conventional Lending, LLC (“NCL JV”) is a joint venture that was formed to provide non-conforming conventional commercial and industrial term loans to U.S. middle-market companies and small businesses.

(12) Newtek Business Holdco 6, Inc., a wholly owned subsidiary, is a holding company that owns NBL SPV I, LLC, NBL SPV II, LLC, and NBL SPV III, LLC, special purpose vehicles which own and finance SBA 504 loans and nonconforming conventional loans.

NewtekOne’s Business and Financial Solutions Ecosystem
Newtek Lending
SBA 7(a) Lending
Our Newtek Lending platform, which generates a material portion of our revenues, includes loans originated under the federal Section 7(a) loan program, i.e., SBA 7(a) loans. The SBA is an independent government agency that facilitates one of the nation’s largest sources of SMB financing by providing credit guarantees for its loan programs. SBA 7(a) loans are partially guaranteed by the SBA, with SBA guarantees typically ranging between 50% and 90% of the principal and interest due. Under the SBA 7(a) lending program, a lender underwrites a loan between $5,000 and $5.0 million for a variety of general business purposes based on the SBA loan program requirements. The recoveries and expenses on the unguaranteed portions of these loans are shared pari passu between the SBA and the lender, which substantially reduces the loss severity on the unguaranteed portion of a loan for SBA 7(a) loan investors. SBA 7(a) loans are typically between ten and twenty-five years in maturity, four to five years in duration and bear interest at the prime rate plus a spread from 2.25% to 3.00%. Since the guaranteed portions of SBA 7(a) loans carry the full faith and credit of the U.S. government, lenders may, and frequently do, sell the guaranteed portion of SBA 7(a) loans in the capital markets, hold the unguaranteed portion and retain all loan servicing rights.
Historically, prior to the acquisition of Newtek Bank, the Company’s NSBF subsidiary, a small business lending company (“SBLC”) licensed by the SBA to originate SBA 7(a) loans, originated, serviced, sold and securitized loans originated under the SBA 7(a) program. As of January 6, 2023, NSBF was the third largest SBA 7(a) lender in the U.S. by loan approval dollar volume, including banks and nonbank lenders. NSBF has received preferred lender program (“PLP”) status, a designation whereby the SBA authorizes the most experienced SBA lenders to place SBA guarantees on loans without seeking prior SBA review and approval. PLP status has allowed NSBF to serve its clients in an expedited manner since it is not required to present applications to the SBA for concurrent review and approval. New SBA 7(a) loan originations will be transitioned to Newtek Bank, which anticipates obtaining PLP status. NewtekOne has a dedicated Senior Lending Team (as defined below) that is now supporting Newtek Bank, which will originate and service SBA 7(a) loans to qualifying SMBs and will follow the NewtekOne SBA 7(a) loan business model, as follows: originate SBA 7(a) loans, sell the guaranteed portions of the SBA 7(a) loans, typically within thirty to forty-five days of origination, and retain the unguaranteed portion until accumulating sufficient loans for investment or securitization. In a securitization, the unguaranteed portions of SBA 7(a) loans are transferred to a special purpose vehicle (a “Trust”), which in turn issues notes against the Trust’s assets in private placements. The Trust’s primary source of income for repaying the securitization notes is the cash flows generated from the unguaranteed portion of SBA 7(a) loans owned by the Trust. Principal on the securitization notes is paid by cash flows in excess of that needed to pay various fees related to the operation of the Trust and interest on the debt. Securitization notes have an expected maturity of approximately five years, and the Trust is dissolved when the securitization notes are paid in full, either at or prior to maturity. NSBF has completed thirteen (13) securitizations. Newtek Bank will continue the SBA 7(a) business model utilizing the NewtekOne Senior Lending Team and may determine to engage in securitization transactions. NSBF will continue to manage and service its portfolio of guaranteed and unguaranteed SBA 7(a) loans. [See Regulation and Supervision - NSBF’s Regulation as a Small Business Lending Company and the Transition of SBA 7(a) Lending to Newtek Bank.]

We believe our twenty years of experience as one of the largest SBA 7(a) lenders provides us with a distinct competitive advantage over other SMB lenders that have not overcome these significant barriers-to-entry in our primary loan market. NSBF originated $775,571,964 of SBA 7(a) loans in 2022 and $560.6 million of SBA 7(a) loans in 2021. We believe that we will continue to be introduced to a variety of lending opportunities through our existing loan sourcing channels and our subsidiaries’ relationships with their clients.

NewtekOne has a dedicated capital markets team that sells the guaranteed portions of our SBA 7(a) loans and securitizes the unguaranteed portions of its SBA 7(a) loans. Historically, NSBF has sold the guaranteed portions of its originated SBA 7(a) loans shortly after origination and retained the unguaranteed portions until accumulating sufficient loans for a securitization. NSBF has historically sold SBA guaranteed portions of SBA 7(a) loans at premiums ranging from 106% to 120% of par value, and in current market conditions, approximately 106% to 115% of par, and any portion of the premium that is above 110% of par value is shared equally between NSBF and the SBA. All new SBA 7(a) loan originations will be transitioned to Newtek Bank, which will continue using the NSBF business model. However, there is no guarantee that Newtek Bank will be able to continue to earn premiums of 106% to 120% on future sales of the guaranteed portions of SBA 7(a) loans or obtain PLP status. See “Item 1A. Risk Factors — We have specific risks associated with SBA loans” in our most recent Annual Report on Form 10-K." Since December 2010, NSBF maintained its securitization program for unguaranteed portions of its SBA 7(a) loans and successfully completed 12 securitization transactions with Standard & Poor’s AA or A ratings and advance rates as high as 79.5% of par value. NSBF’s most recent securitization occurred in August 2022, when it sold $116.2 million of Unguaranteed SBA 7(a) Loan-Backed Notes, Series 2022-1, consisting of $95.38 million of Class A Notes and $20.83 million Class B Notes, rated “A” and “BBB-”, respectively, by S&P Global, Inc. Newtek Bank intends to use core deposits to fund SBA 7(a) loans and may securitize the unguaranteed portions of SBA 7(a) loans in the future, and may determine to retain the government guaranteed or unguaranteed portions of loans for longer periods, pending deployment of excess capital.

We have focused on making smaller SBA 7(a) loans, approximately $1.0 million or less, in order to maintain a diversified pool of SBA 7(a) loans that are dispersed both geographically and among industries, with a goal of limiting our exposure to regional and industry-specific economic downturns. Specifically, as of December 31, 2022, NSBF's SBA 7(a) loan portfolio consisted of 3,538 loans originated across 50 states and the District of Columbia and Puerto Rico, in 78 different industries as defined by the North American Industry Classification System (“NAICS”).
See “Item 1A. Risk Factors — Risks Related to Our Investments Generally — An investment strategy focused primarily on smaller privately held companies involves a high degree of risk and presents certain challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns” in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings.
As discussed below, in addition to SBA 7(a) lending, our Newtek Lending ecosystem includes the following loan products to be originated by Newtek Bank: SBA 504 loans, conventional commercial and industrial (“C&I”) loans, conventional commercial real estate (“CRE”) lending and asset based lending (“ABL”). In addition, non-conforming conventional loans will be originated by NewtekOne nonbank subsidiaries and joint ventures.
Commercial Banking – Newtek Bank
NewtekOne intends to centralize its Newtek Lending ecosystem within Newtek Bank (except for our nonconforming conventional lending business, discussed herein), its newly acquired commercial bank. This centralization of the Newtek Lending ecosystem into Newtek Bank is being accomplished by: (i) NewtekOne’s contribution of Newtek Business Lending, LLC (""NBL"), the Company’s SBA 504 loan origination business, and its management team and employees, to Newtek Bank; (ii) NewtekOne’s contribution of SBL, the Company’s loan servicing business, and its management team and employees, to Newtek Bank (subsequently, NBL was merger into SBL); and (iii) the contribution of NSBF’s management team and employees to Newtek Bank and the transitioning of NSBF’s SBA 7(a) business to Newtek Bank. As discussed above, Newtek Bank will be originating, servicing and selling SBA 7(a) loans in a similar manner to NSBF’s historic business model and will be originating and servicing SBA 504 loans, C&I loans, CRE loans and ABL loans. In addition, we offer depository services and solutions through Newtek Bank. Our commercial banking clients will be able to take advantage of our full offerings via the Newtek Advantage dashboard. Newtek Bank will conduct operations in the Newtek Lending ecosystem and will not participate in Newtek Payments, Newtek Insurance, Newtek Payroll or Newtek Technology business lines.

Newtek Bank’s business lines include:

SBA 7(a) Lending

As discussed above, NSBF’s SBA 7(a) loan business is being transitioned to Newtek Bank. NewtekOne’s dedicated Senior Lending Team that is now supporting Newtek Bank, as well as NSBF’s management team and employees who are now part of the Newtek Bank, will originate and service SBA 7(a) loans to qualifying SMBs and will follow the NewtekOne SBA 7(a) loan business model, as follows: Newtek Bank will originate SBA 7(a) loans, sell the guaranteed portions of the SBA 7(a) loans, typically within thirty to forty-five days of origination, and retain the unguaranteed portion until accumulating sufficient loans for investment or potential securitizations. Historically, NSBF has sold SBA guaranteed portions of SBA 7(a) loans at premiums ranging from 106% to 120% of par value, and in current market conditions, approximately 106% to 115% of par, and any portion of the premium that is above 110% of par value is shared equally between NSBF and the SBA. All new SBA 7(a) loan originations will be transitioned to Newtek Bank. However, there is no guarantee that Newtek Bank will be able to continue to earn premiums of 106% to 120% on future sales of the guaranteed portions of SBA 7(a) loans or obtain PLP status. Any delays in Newtek Bank obtaining PLP status may negatively impact Newtek Bank’s SBA 7(a) loan origination volumes and revenues to be generated from the sale of guaranteed portions of SBA 7(a) loans. See “Item 1A. Risk Factors — We have specific risks associated with SBA loans” in our most recent Annual Report on Form 10-K.

SBA 504 Lending
Historically, NewtekOne’s SBA 504 loan origination business line was conducted by Newtek Business Lending, LLC (NBL), its former portfolio company which became a subsidiary of Newtek Bank and was then merged into SBL. SBA 504 loans provide financing of fixed assets such as real estate or equipment. NBL’s management team and employees, now employed by SBL, will continue to provide loan origination services to other parts of the Newtek Lending platform, including NewtekOne subsidiaries and joint ventures.
        C&I Lending, CRE Lending and ABL Lending
The Newtek Lending ecosystem also includes C&I Lending, CRE Lending and ABL. Newtek Bank’s existing management team, led by Newtek Bank’s new president and NewtekOne’s current Chief Lending Officer, and augmented by NSBF employees contributed to Newtek Bank, will continue to provide C&I loans and CRE loans to its commercial customers and will originate ABL loans. In addition, NewtekOne’s subsidiary, Newtek Business Credit (NBC), which provided receivables financing, inventory financing and health care receivables financing to SMBs, which obtained $10,000 to $2.0 million per month through the sale of their trade receivables or the financing of their inventories, will not originate new ABL loans and will manage its current portfolio in runoff mode.
Third Party Loan Servicing
Small Business Lending, LLC (“SBL”), a former NewtekOne portfolio company which was contributed to Newtek Bank with SBL's management team and employees, is now a subsidiary of Newtek Bank. SBL generates revenue by providing third-parties with loan servicing for SBA and non-SBA loans and providing lending institutions with outsourced solutions for the entire SBA lending process, including credit analysis, structuring and eligibility, packaging, closing compliance and servicing. SBL also receives loan origination and servicing fees by providing loan origination and servicing solutions to NewtekOne subsidiaries and affiliates, and has provided loan servicing solutions to banks, credit unions and government agencies including the Federal Deposit Insurance Corporation (“FDIC”).
Non-Conforming Conventional Commercial Loans
On May 20, 2019, the Company and its joint venture partner launched Newtek Conventional Lending, LLC (NCL JV) to provide non-conforming conventional commercial and industrial term loans to U.S. middle-market companies and small businesses. NCL JV is a 50/50 joint venture between Newtek Commercial Lending, Inc. (NCL) a wholly-owned subsidiary of NewtekOne, and Conventional Lending TCP Holding, LLC, a wholly-owned, indirect subsidiary of BlackRock TCP Capital Corp. (Nasdaq: TCPC). NCL JV ceased funding new non-conventional conforming loans during 2020. On January 28, 2022, NCL JV closed a non-conforming conventional commercial loan securitization with the sale of $56.3 million of Class A Notes, NCL Business Loan Trust 2022-1, Business Loan-Backed Notes, Series 2022-1, secured by a segregated asset pool consisting primarily of NCL JV’s portfolio of non-conforming conventional commercial business loans, including loans secured by liens on commercial or residential mortgaged properties, originated by NCL JV and NBL. The Notes were rated “A” (sf) by DBRS Morningstar. The Notes were priced at a yield of 3.209%. The proceeds of the securitization were used, in part, to repay the Deutsche Bank credit facility and return capital to the NCL JV partners.
On August 5, 2022, NewtekOne launched its second joint venture to invest in non-conforming conventional commercial loans, Newtek-TSO II Conventional Credit Partners, LP (Newtek-TSO JV). NCL and TSO II Booster Aggregator, L.P. (“TSO II”) entered into a joint venture, Newtek-TSO JV, governed by the Amended and Restated Limited Partnership Agreement for the Newtek-TSO JV. NCL and TSO II each committed to contribute an equal share of equity funding to the Newtek-TSO JV and each will have equal voting rights on all material matters. Newtek-TSO JV intends to deploy capital over the course of time with additional leverage supported by a warehouse line of credit. The intended purpose of Newtek-TSO JV is to invest in non-conforming conventional commercial and industrial term loans made to middle-market companies as well as small businesses. Newtek-TSO JV began making investments during the fourth quarter of 2022.
Newtek Payments
NewtekOne’s business and financial solutions ecosystem also includes its Newtek Payments businesses. Newtek Payments businesses include NewtekOne’s subsidiaries Newtek Merchant Solutions, LLC (NMS), Mobil Money, LLC (Mobil Money) and POS on Cloud, LLC, d/b/a Newtek Payment Systems (NPS). The management teams of Newtek Payments businesses remains in place following the conversion to a financial holding company, with the only change being these businesses are now consolidated subsidiaries of NewtekOne (and no longer portfolio companies). NMS’ revenues are generated by transaction and volume-based fees as well as recurring account-based fees for data processing, merchant transaction processing and acquiring and payment services, electronic funds transfer and debit/credit processing services. Mobil Money generates revenues from providing payment processing for a merchant portfolio of taxi cabs and related licensed payment processing software. NPS is a majority owned subsidiary of NewtekOne which generates revenue from selling a cloud based Point of Sale (POS) system for a variety of restaurant, retail, assisted living, parks and golf course businesses, which provides not only payments and purchase technology solutions, but also inventory, customer management, reporting, employee time clock, table and menu layouts, and ecommerce solutions as the central operating system for an SMB.

Newtek Insurance

Newtek Insurance Agency, LLC (NIA), is a wholly-owned subsidiary which is a retail brokerage insurance agency licensed in all 50 states, specializing in the sale of commercial and health/benefits lines insurance products to the SMB market as well as various personal lines of insurance. NIA generates revenue from selling commercial and personal lines insurance policies and receives insurance brokerage commissions.
Newtek Payroll
PMTWorks Payroll, LLC d/b/a Newtek Payroll and Benefits Solutions (PMT), is a wholly-owned subsidiary which offers an array of industry standard and competitively priced payroll management, and related payment and tax reporting services to SMBs. PMT generates revenue from fees billed directly to clients utilizing PMT’s payroll services.

Newtek Technology
Newtek Technology Solutions, Inc. (NTS) is a wholly-owned subsidiary, which along with its subsidiary SIDCO, generates revenue from fees charged to clients in connection with providing website hosting, dedicated server hosting, cloud hosting, web design and development, internet marketing, ecommerce, data storage, backup and disaster recovery, and other related services including consulting and implementing technology solutions for enterprise and commercial clients across the U.S. In addition, Excel WebSolutions, LLC (“Excel”), a wholly owned subsidiary, generates revenue from providing website design services to SMBs. As a result of commitments made to the Federal Reserve, the Company will divest or otherwise terminate the activities conducted by Excel, NTS and SIDCO, within two years of becoming a financial holding company, subject to any extension of the two-year period.
Revenue Breakdown
Below is a representation of the revenue generated by Newtek Lending, Newtek Payments, Newtek Insurance, Newtek Payroll and Newtek Technology as of December 31, 2022:

Revenue includes net realized gains and losses as of December 31, 2022.
As a financial holding company, the Company and its subsidiaries intend to generate revenues in the form of interest and servicing and other fee income on the loans we and Newtek Bank originate. In addition, under the financial holding company structure, our subsidiaries are anticipated to generate revenues from Newtek Lending, Newtek Payments, Newtek Insurance, Newtek Payroll and Newtek Technology, including loan servicing fees, revenue from the sale of guaranteed portions of SBA 7(a) loans, loan origination fee revenue, third party loan servicing fees and loan origination fees revenue, eCommerce, web hosting and managed IT services fee revenue, electronic payment processing revenue, insurance commissions revenue, and payroll processing revenue.

Newtek® Branding
We have developed our branded line of business products and financial solutions to offer a full service suite of business and financial solutions for the SMB market in the United States. NewtekOne reaches potential customers through its integrated multi-channel approach featuring direct, indirect and direct outbound solicitation efforts. We continue to utilize and grow our primary marketing channel of strategic alliance partners as well as a direct marketing strategy to SMB customers through our “go to market” brand, Your Business Solutions Company® and One Solution for All Your Business Needs®. Through our web presence, www.newtekone.com, we believe we are establishing ourselves as a preferred “go-to” provider for SMB financing and business solutions offered by NewtekOne® and its subsidiaries, including Newtek Bank®. We believe that the NewTracker® system provides for transparency between NewtekOne and referring parties and has been material in our ability to obtain referrals from a wide variety of sources. The NewTracker patented system allows us and our alliance partners to review in real time the status of any referral as well as to provide real time compliance oversight by the respective alliance partner, which we believe creates confidence among the referred business client, the referring alliance partner and us. We own the NewTracker® patent, as well as all trademarks and other patented intellectual property used by us and our subsidiaries. Additional referrals are obtained from individual professionals in geographic markets that have signed up to provide referrals and earn commissions through our BizExec and TechExec Programs. In addition, we believe that the Newtek AdvantageTM dashboard, which patent is pending, is designed to be a management tool for our business clientele that can make their businesses more successful and that our clients can depend on. The Newtek Advantage will allow clients to access the entire suite of the NewtekOne business and financial solutions, and provide clients analytics, relationships and transactional capability that other banks do not offer. We believe the Newtek Advantage is unique because each of our clients will be assigned a NewtekOne relationship manager and specialist in each Newtek business line, and allow our clients to go into the Newtek Advantage and communicate via video or chat with a NewtekOne business line specialist.
Senior Lending Team and Executive Committee
The key members of our senior lending team (“Senior Lending Team”), many of whom have worked together for more than ten years, each have over 25 years of experience in finance-related fields. These lending professionals have worked together to screen opportunities, underwrite new investments and manage a portfolio of investments in SMBs through two recessions, a credit crunch, the dot-com boom and bust and a historic, leverage-fueled asset valuation bubble. Each member brings a complementary component to a team well-rounded in finance, accounting, operations, strategy, business law and executive management. The Senior Lending Team remains in place following the financial holding company conversion, and has been augmented by recent hires at Newtek Bank as well as the existing Newtek Bank management team.
We are led by our Executive Committee, which includes Barry Sloane, Peter Downs, Michael A. Schwartz and Nicholas Leger, under the supervision of our Board of Directors. Each member of the Executive Committee has significant experience in our fields of operations.
Regulation and Supervision

General

The U.S. financial services and banking industry is highly regulated. The bank regulatory regime is intended primarily for the protection of customers, the public, the financial system and the Deposit Insurance Fund of the FDIC (“DIF”), rather than our stockholders or creditors.

The legal and regulatory regime affects virtually all aspects of our operations. Statutes, regulations and policies govern, among other things, the scope of activities that we may conduct and the manner in which we may conduct them; our business plan and growth; our board, management, and risk management infrastructure; the type, terms, and pricing of our products and services; our loan and investment portfolio; our capital and liquidity levels; our reserves against deposits; our ability to pay dividends, repurchase our stock or distribute capital; and our ability to engage in mergers, acquisitions and other strategic initiatives. The legal and regulatory regime is continually under review by legislatures, regulators and other governmental bodies, and changes regularly occur through the enactment or amendment of laws and regulations or through shifts in policy, implementation or enforcement. Changes are difficult to predict and could have significant effects on our business. See “Risk Factors – As a financial holding company we operate in a highly regulated environment that affects virtually all aspects of our operations, and the need to comply with applicable laws, regulations and supervisory expectations could materially impact our business, financial condition and results of operations” on Page 16 of this prospectus.

The material regulatory requirements that are applicable to us and our subsidiaries are summarized below. The description below, as well as other descriptions of laws and regulations in this prospectus, are not intended to summarize all laws and regulations applicable to us and our subsidiaries, and are based upon the statutes, regulations, policies, interpretive letters and other written guidance that are in effect as of the date of this prospectus.

Regulatory Framework

We are subject to regulation and supervision by multiple regulatory bodies. As a bank holding company electing financial holding company status, the Company is subject to the BHCA and is subject to ongoing and comprehensive supervision, regulation, examination and enforcement by the Federal Reserve. The Federal Reserve’s jurisdiction also extends to any company that is directly or indirectly controlled by a bank holding company.

As a national bank, Newtek Bank is subject to ongoing and comprehensive supervision, regulation, examination and enforcement by the OCC. The OCC charges fees to national banks, including Newtek Bank, in connection with its supervisory activities.

Newtek Bank’s deposits are insured by the DIF up to applicable legal limits. As an FDIC-insured depository institution, Newtek Bank is subject under certain circumstances to supervision, regulation and examination by the FDIC. The FDIC charges deposit insurance assessments to FDIC-insured institutions, including Newtek Bank, to fund and support the DIF. The rate of these deposit insurance assessments is based on, among other things, the risk characteristics of Newtek Bank. The FDIC has the power to terminate Newtek Bank’s deposit insurance if it determines Newtek Bank is engaging in unsafe or unsound practices. Federal banking laws provide for the appointment of the FDIC as receiver in the event Newtek Bank were to fail, such as in connection with undercapitalization, insolvency, unsafe or unsound condition or other financial distress. In a receivership, the claims of Newtek Bank’s depositors (and those of the FDIC as subrogee of Newtek Bank) would have priority over other general unsecured claims against Newtek Bank.

We are subject to the disclosure and regulatory requirements of the Securities Act and the Exchange Act, both as administered by the SEC. Our common stock is listed on the Nasdaq Global Market under the ticker symbol “NEWT” and therefore we are also subject to the rules of Nasdaq Global Market for listed companies. We have adopted certain policies and procedures intended to comply with the Nasdaq Global Market’s corporate governance rules. We will continue to monitor our compliance with all future listing standards that are approved by the SEC and will take actions necessary to ensure that we are in compliance therewith. See “Risk Factors – As a financial holding company we operate in a highly regulated environment that affects virtually all aspects of our operations, and the need to comply with applicable laws, regulations and supervisory expectations could materially impact our business, financial condition and results of operations” on Page 16 of this prospectus.

Safety and Soundness; Operating Agreement

A principal objective of the U.S. bank regulatory system is to ensure the safety and soundness of banking organizations. Safety and soundness is a broad concept that includes financial, operational, compliance and reputational considerations, including matters such as capital, asset quality, quality of board and management oversight, earnings, liquidity, and sensitivity to market and interest rate risk.

As part of its commitment to maintain safety and soundness, at the time we acquired Newtek Bank, Newtek Bank entered into an Operating Agreement with the OCC (the “Operating Agreement”). The Operating Agreement sets forth key parameters within which Newtek Bank must operate, such as with respect to its business plan, minimum capital, minimum liquidity, risk management and compliance. The Operating Agreement sets forth key parameters within which Newtek Bank must operate, such as with respect to its business plan, minimum capital, minimum liquidity, risk management and compliance. Specifically, under the Operating Agreement Newtek Bank agreed that any significant deviations to its business plan will be subject to the non-objection of the OCC and to revise and submit updates to the business plan annually to the OCC. The Operating Agreement contains commitments for Newtek Bank to maintain a tier 1 leverage ratio of no less than 10% and a total risk-based capital ratio of 11.5% for the term of the Operating Agreement (which is expected to be three years subject to certain termination conditions) as well as requirements to maintain liquid assets equal to 10% of total assets and limits on the share of Newtek Bank’s deposit funding that may be derived from brokered deposit funding. The Operating Agreement also contains certain concentration limits on the composition of Newtek Bank’s loan portfolio as well as certain other reporting and compliance obligations in relation to compliance with the Operating Agreement.

The banking and financial regulators have broad examination and enforcement authority. The regulators require banking organizations to file detailed periodic reports and regularly examine the operations of banking organizations. Banking organizations that do not meet the regulators’ supervisory expectations can be subjected to increased scrutiny and supervisory criticism. The regulators have various remedies available, which may be public or of a confidential supervisory nature, if they determine that an institution’s condition, management, operations or risk profile is unsatisfactory. The regulators may also take action if they determine that the banking organization or its management is violating or has violated any law or regulation. The regulators have the power to, among other things:

•require affirmative actions to correct any violation or practice;

•issue administrative orders that can be judicially enforced;

•direct increases in capital;

•direct the sale of subsidiaries or other assets;

•limit dividends and distributions;

•restrict growth and activities;

•set forth parameters, obligations and/or limitations with respect to the operation of our business;

•assess civil monetary penalties;

•remove officers and directors; and

•terminate deposit insurance.

Engaging in unsafe or unsound practices or failing to comply with applicable laws, regulations and supervisory agreements (including the Operating Agreement) could subject us and our subsidiaries or their officers, directors and institution-affiliated parties to a broad variety of sanctions or remedies, including those described above.

Limits on Activities and Approval Requirements

The BHCA generally restricts the Company’s ability, directly or indirectly, to engage in, or acquire more than 5% of any class of voting securities of a company engaged in activities other than those determined by the Federal Reserve to be so closely related to banking as to be a proper incident thereto. The Gramm-Leach-Bliley Act of 1999 authorized a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. The Company's election to become a financial holding company was approved by the Federal Reserve, allowing the Company to engage in a broader array of financial activities than bank holding companies. Financial holding companies (which like bank holding companies are regulated by the Federal Reserve Board) may engage in activities that are deemed to be “financial in nature or incidental to such financial activity” or “complementary to a financial activity and [do] not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally.” Such permissible activities include insurance underwriting, securities dealing and underwriting, financial and investment advisory services, merchant banking, issuing or selling securitized interests in bank-eligible assets, and generally engaging in non-banking activity which may be authorized by the Federal Reserve Board pursuant to its authority under the Bank Holding Company Act.

The bank regulatory regime, including through the Operating Agreement, requires that we obtain prior approval of one or more regulators for various initiatives or corporate actions, including acquisitions or minority investments, the establishment of branches, certain dividends or capital distributions, and significant deviations from Newtek Bank’s previously approved business plan. Regulators take into account a range of factors in determining whether to grant a requested approval, including the supervisory status of the applicant and its affiliates. Thus, there is no guarantee that a particular proposal by us would receive the required regulatory approvals.

The Community Reinvestment Act (“CRA”) requires federal banking regulators, in their review of certain applications by banking organizations, to take into account the applicant’s record in helping meet the credit needs of its community, including low- and moderate-income neighborhoods. Newtek Bank is subject to periodic examination under the CRA by the OCC, which will assign ratings based on the methodologies set forth in its regulations and guidance. Less favorable CRA ratings, or concerns raised under the CRA, may adversely affect Newtek Bank’s ability to obtain approval for certain types of applications. Newtek Bank’s latest rating by the OCC under the CRA is “Satisfactory”. See “Risk Factors – As a financial holding company we operate in a highly regulated environment that affects virtually all aspects of our operations, and the need to comply with applicable laws, regulations and supervisory expectations could materially impact our business, financial condition and results of operations” on Page 16 of this prospectus.

Company as Source of Strength for Newtek Bank

Federal law and Federal Reserve policy require that a bank holding company serve as a source of financial and managerial strength for any FDIC-insured depository institution that it controls. Thus, if Newtek Bank were to be in financial distress or to otherwise be viewed by the regulators as in an unsatisfactory condition, then the regulators could require the Company to provide additional capital or liquidity support, or take other action, in support of Newtek Bank, even if doing so is not otherwise in the best interest of the Company.

Regulatory Capital Requirements and Prompt Corrective Action

The banking regulators view capital levels as important indicators of an institution’s financial soundness. As a general matter, FDIC-insured depository institutions and their holding companies are required to maintain a specified level of capital relative to the amount and types of assets they hold. While capital can serve as an important cushion against losses, higher capital requirements can also adversely affect an institution’s ability to grow and/or increase leverage through deposit-gathering or other sources of funding.

The Company and Newtek Bank are each subject to generally similar capital requirements adopted by the Federal Reserve and the OCC, respectively. These requirements establish required minimum ratios for common equity tier 1 risk-based capital, Tier 1 risk-based capital, total risk-based capital and a Tier 1 leverage ratio; set risk-weighting for assets and certain other items for purposes of the risk-based capital ratios; require an additional capital conservation buffer over the minimum required capital ratios in order to avoid certain limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses; and define what qualifies as capital for purposes of meeting the capital requirements. Specifically, the capital thresholds in order to be regarded as a well-capitalized institution under the Basel Committee on Banking Supervision standardized approach for U.S. banking organizations are as follows: a common equity tier 1 risk-based capital ratio of 6.5%, a Tier 1 risk-based capital ratio of 8.0%, a total risk-based capital ratio of 10.0% and a Tier 1 leverage ratio of 5.0%.

The regulators assess any particular institution’s capital adequacy based on numerous factors and may require a particular banking organization to maintain capital at levels higher than the generally applicable minimums. In this regard, and unless otherwise directed by the OCC, we have made commitments for Newtek Bank to maintain a tier 1 leverage ratio of no less than 10% and a total risk-based capital ratio of 11.5% for the term of the Operating Agreement.

The Federal Deposit Insurance Act provides for a system of “prompt corrective action” (“PCA”). The PCA regime provides for capitalization categories ranging from “well-capitalized” to “critically undercapitalized.” An institution’s PCA category is determined primarily by its regulatory capital ratios. The PCA regime requires remedial actions and imposes limitations that become increasingly stringent as an institution’s condition deteriorates and its PCA capitalization category declines. Among other things, institutions that are less than well-capitalized become subject to increasingly stringent restrictions on their ability to accept and/or rollover brokered deposits.

In addition to capital requirements, depository institutions are required to maintain non-interest bearing reserves at specified levels against their transaction accounts and certain non-personal time deposits.

Regulatory Limits on Dividends and Distributions

The ability of the Company or Newtek Bank to pay dividends, repurchase stock and make other capital distributions is limited by regulatory capital rules and other aspects of the regulatory regime. For example, a policy statement of the Federal Reserve provides that, among other things, a bank holding company generally should not pay dividends if its net income for the past year is not sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the company’s capital needs, asset quality, and overall financial condition.

Dividends and capital distributions by Newtek Bank are also limited by the regulatory regimes. For example, the Operating Agreement requires Newtek Bank to be in compliance with certain capital levels before paying a dividend. Other laws and regulations generally applicable to national banks also limit the amount of dividends and capital distributions that may be made by a national bank and/or require prior approval of the OCC.

Federal Home Loan Bank System

Newtek Bank is a member of the Federal Home Loan Bank System (“FHLB”), which consists of 11 regional Federal Home Loan Banks. The FHLB provides a central credit facility primarily for member institutions. Newtek Bank, as a member of the FHLB, is required to acquire and hold shares of capital stock in the FHLB. Newtek Bank is in compliance with this requirement with an investment in FHLB capital stock of $120,300.00 on January 18, 2023.

Consumer Protection

We are subject to a broad array of federal, state and local laws and regulations that govern almost every aspect of our business relationships with consumers. These laws relate to, among other things, the content and adequacy of disclosures, pricing and fees, fair lending, anti-discrimination, privacy, cybersecurity, usury, mortgages and housing finance, lending to service members, escheatment, debt collection, loan servicing, collateral secured lending, and unfair, deceptive or abusive acts or practices.

The Consumer Financial Protection Bureau (“CFPB”) is generally responsible for rulemaking with respect to certain federal laws related to the provision of financial products and services to consumers. In addition, the CFPB has examination and primary enforcement authority with respect to federal consumer financial protection laws with respect to banking organizations with assets of $10 billion or more. Newtek Bank has assets less than $10 billion; therefore, we are not currently subject to the examination and enforcement jurisdiction of the CFPB. However, many consumer protection rules adopted or amended by the CFPB do apply to us and are the subject of examination and enforcement with respect to us by the OCC.

If we fail to comply with these laws and regulations, we may be subject to significant penalties, judgments, other monetary or injunctive remedies, lawsuits (including putative class action lawsuits and actions by state and local attorneys general or other officials), customer rescission rights, supervisory or enforcement actions, and civil or criminal liability. See “Risk Factors – As a financial holding company we operate in a highly regulated environment that affects virtually all aspects of our operations, and the need to comply with applicable laws, regulations and supervisory expectations could materially impact our business, financial condition and results of operations” on Page 16 of this prospectus.

Anti-Money Laundering, Sanctions and Financial Crime

We are subject to a wide range of laws related to anti-money laundering, economic sanctions and prevention of financial crime, including the Bank Secrecy Act, the USA PATRIOT Act and economic sanctions programs. We are required to, among other things, maintain an effective anti-money laundering and counter-terrorist compliance program, identify and file suspicious activity and currency transaction reports, and block transactions with sanctioned persons or jurisdictions. Compliance with these laws requires significant investment of management attention and resources. These laws are enforced by a number of regulatory authorities, including the Federal Reserve, the OCC, Office of Foreign Assets Control, the Financial Crimes Enforcement Network, the U.S. Department of Justice, Drug Enforcement Administration, and Internal Revenue Service. Failure to comply with these laws, or to meet our regulators’ supervisory expectations in connection with these laws, could subject us to supervisory or enforcement action, significant financial penalties, criminal liability and/or reputational harm.

Third-Party Relationship Risk Management

We utilize third-party service providers to perform a wide range of operations and other functions, which may present various risks. Our regulators will expect us to maintain an effective program for managing risk arising from third-party relationships, which should be commensurate with the level of risk and complexity of our business and our third-party relationships. If not managed effectively, the use of third-party service providers may expose us to risks that could result in regulatory action, financial loss, litigation and reputational harm.

Privacy, Information Technology and Cybersecurity

We are subject to various laws related to the privacy of consumer information. For example, we and our subsidiaries are required under federal law periodically to disclose to their retail clients our policies and practices with respect to the sharing of nonpublic client information with their affiliates and others, and the confidentiality and security of that information. In some cases, Newtek Bank must obtain a consumer’s consent before sharing information with an unaffiliated third party, and Newtek Bank must allow a consumer to opt out of Newtek Bank’s sharing of information with its affiliates for marketing and certain other purposes. We are also subject to laws and regulatory requirements related to information technology and cybersecurity. For example, the Federal Financial Institutions Examination Council, which is a council comprised of the primary federal banking regulators, has issued guidance and supervisory expectations for banking organizations with respect to information technology and cybersecurity. Our regulators will regularly examine us for compliance with applicable laws, and adherence to industry best practices, with respect to these topics. For example, they will evaluate our security of user and customer credentials, business continuity planning, and the ability to identify and thwart cyber-attacks.

State regulators have also been increasingly active in implementing privacy and cybersecurity standards and regulations. Recently, several states have adopted regulations requiring certain financial institutions to implement cybersecurity programs and providing detailed requirements with respect to these programs, including data encryption requirements. Many states have also recently implemented or modified their data breach notification and data privacy requirements. For example, the California Privacy Rights Act of 2020 became fully operative on January 1, 2023. We expect this trend of state-level activity in those areas to continue, and are continually monitoring developments in the states in which our clients are located.

Limitations on Transactions with Affiliates and Loans to Insiders

Banks are subject to restrictions on their ability to conduct transactions with affiliates and other related parties under federal banking laws. For example, federal banking laws impose quantitative limits, qualitative requirements, and collateral standards on certain extensions of credit and other transactions by an insured depository institution with, or for the benefit of, its affiliates. In addition, most types of transactions by an insured depository institution with, or for the benefit of, an affiliate must be on terms substantially the same or at least as favorable to the insured depository institution as if the transaction were conducted with an unaffiliated third party. Federal banking laws also impose restrictions and procedural requirements in connection with the extension of credit by an insured depository institution to directors, executive officers, principal stockholders (including the Company) and their related interests. In addition, purchases and sales of assets between an insured depository institution and its executive officers, directors, and principal stockholders may also be limited under such laws. The Sarbanes-Oxley Act generally prohibits loans by public companies to their executive officers and directors. However, there is a specific exception for loans by financial institutions, such as Newtek Bank, to its executive officers and directors that are made in compliance with federal banking laws.

Acquisition of a Significant Interest in the Company

Banking laws impose various regulatory requirements on parties that may seek to acquire a significant interest in the Company. For example, the Change in Bank Control Act of 1978 would generally require that any party file a formal notice with, and obtain non-objection of, the Federal Reserve prior to acquiring (directly or indirectly, whether alone or acting in concert with any other party) 10% or more of any class of voting securities of the Company. Further approval requirements and significant ongoing regulatory consequences would apply to any company that (directly or indirectly, whether alone or as part of an association with another company) seeks to acquire “control” of the Company or Newtek Bank for purposes of the BHCA. The determination whether a party “controls” a depository institution or its holding company for purposes of these laws is based on applicable regulations and all of the facts and circumstances surrounding the investment. See “Risk Factors – Federal law may discourage certain acquisitions of our common stock which could have a material adverse effect on our shareholders” on Page 18 of this prospectus.

Effect on Economic Environment

The policies of regulatory authorities, including the monetary policy of the Federal Reserve, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among the means available to the Federal Reserve to affect the money supply are open market operations in U.S. government securities, changes in the discount rate on borrowings and changes in reserve requirements with respect to deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid for deposits. The Federal Reserve monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. Although we conduct stress tests to measure and prepare for the impact of potential changes in monetary policy, we cannot predict with certainty the nature of future monetary policies and the effect of such policies on our business and earnings.

NSBF’s Regulation as a Small Business Lending Company and the Transition of SBA 7(a) Lending to Newtek Bank

Our wholly-owned subsidiary, NSBF, is licensed by the SBA as an SBLC that originates loans through the SBA 7(a) Program (authorized by section 7(a) of the Small Business Act, 15 U.S.C. 636(a)), in accordance with our credit and underwriting policy, which incorporates by reference the applicable regulations and the SBA Standard Operating Procedures, Lender and Development Company Loan Program (“SOP 50 10 and 50 57 2”) (collectively, “SBA Loan Program Requirements”) as they relate to the financing and servicing of such loans. As a result of the Acquisition, all SBA 7(a) loan originations are being transitioned to Newtek Bank, and NSBF will cease origination of SBA 7(a) loans, relinquish its PLP status and wind-down its operations. During this wind down process, NSBF will be required to continue to own the SBA 7(a) loans and PPP Loans in its SBA loan portfolio to maturity, liquidation, charge-off, or (subject to SBA’s prior written approval), sale or transfer. NSBF will be required to continue to service and liquidate its SBA Loan Portfolio, including processing forgiveness and loan reviews for PPP Loans, pursuant to an SBA approved lender service provider agreement with SBL. During the wind down process, it is anticipated that NSBF will be required to maintain minimum capital requirements established by the SBA, will be required to maintain certain amounts of restricted cash available to meet any obligations to the SBA, will have restrictions on its ability to make dividends and distributions to its parent, and will remain liable to SBA for post-purchase denials and repairs, from the proceeds generated by NSBF’s SBA loan portfolio. Any future post-purchase denials and repairs demands on NSBF could negatively impact our results of operations. It is also anticipated that the Company will guarantee NSBF’s obligations to the SBA. NewtekOne’s dedicated Senior Lending Team that is now supporting Newtek Bank, as well as NSBF’s management team and employees who are now part of the Newtek Bank, will originate and service SBA 7(a) loans to qualifying SMBs and will follow the NewtekOne SBA 7(a) loan business model.

We anticipate Newtek Bank obtaining PLP status. The SBA grants PLP status to certain lenders originating SBA 7(a) loans based on achievement of certain standards in lending which are regularly monitored by the SBA. As a Preferred Lender, Newtek Bank will be authorized to place SBA guarantees on SBA 7(a) loans without seeking prior SBA review and approval. Designated PLP lenders are delegated the authority to process, close, service, and liquidate most SBA guaranteed loans without prior SBA review. PLP lenders are authorized to make SBA guaranteed loans, subject only to a brief eligibility review and assignment of a loan number by SBA. In addition, they are expected to handle servicing and liquidation of all of their SBA loans with limited involvement of SBA. However, there can be no guarantee that Newtek Bank will be able to maintain its SBA 7(a) lending license, nor that Newtek Bank will obtain PLP status under the SBA 7(a) program following the Acquisition. If Newtek Bank is delayed in obtaining, or fails to obtain, PLP status, it would have a material adverse impact on Newtek Bank’s ability to originate SBA 7(a) loans at NSBF’s historic levels, and it may negatively impact Newtek Bank’s SBA 7(a) loan origination volumes and revenues to be generated from the sale of guaranteed portions of SBA 7(a) loans. See “Risk Factors – There can be no guarantee that Newtek Bank will be able to maintain its SBA 7(a) lending license” on Page 18 of this prospectus.

Pursuant to the SBA’s regulations, the SBA is released from liability on its guaranty of an SBA 7(a) loan and may, in its sole discretion, refuse to honor a guaranty purchase request in full or in part, or recover all or part of the funds already paid in connection with a guaranty purchase, if the lender failed to comply materially with a SBA Loan Program Requirement; failed to make, close, service or liquidate the loan in a prudent manner; placed the SBA at risk through improper action or inaction; failed to disclose a material fact to the SBA in a timely manner; or misrepresented a material fact to the SBA regarding the loan. In certain instances, the SBA may refuse to honor a guaranty purchase request in full (referred to by the SBA as a “denial”) or in part (referred to by the SBA as a “repair”), or recover all or part of the funds already paid in connection with a guaranty purchase. In the event of a repair or denial, liability on the guaranty, in whole or in part, would be transferred to NSBF or Newtek Bank as the originator of the loan, as the case may be. Even though NSBF will cease originating new SBA 7(a) loans, it will retain and be exposed to repair and denial liability to the SBA for SBA 7(a) loans in NSBF’s portfolio. The incurrence of repairs and denials when NSBF is no longer generating income from the sales of guaranteed portions of SBA 7(a) loans can have a material negative impact on our financial results and liquidity. In addition, changes in SBA regulations and economic factors may adversely impact NSBF’s or Newtek Bank’s repair and denial rates. See “Risk Factors – NSBF will remain subject to SBA regulation as it winds down its operations” on Page 18 of this prospectus.

In connection with NSBF’s 2018 examination by the SBA, NSBF entered into a voluntary agreement with the SBA pursuant to NSBF’s commitment to operate under the SBA Loan Program Requirements. The agreement formalized many of the actions previously taken by NSBF to strengthen its operational procedures as they relate to NSBF’s delegated lender authority. Consistent with the terms of the agreement, NSBF has established a segregated restricted cash account in the amount of $10 million to account for potential post-purchase repairs and denials of guaranteed portions of SBA 7(a) loans, and agreed to take certain actions to demonstrate the sufficiency of NSBF’s liquidity and establish certain additional reporting and compliance procedures.

General Information
Our principal executive offices are located at 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431, our telephone number is (212) 356-9500 and our website may be found at http://www.NewtekOne.com. Information contained in our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.
We are required to file periodic reports, current reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at http://www.sec.gov. This information is also available free of charge by contacting us at NewtekOne, Inc., 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431, by telephone at (212) 356-9500 or on our website at http://www.NewtekOne.com. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus, or the registration statement of which this prospectus is a part.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. See "Available Information" for more information. The risks described these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements and Projections.”
In addition, set forth below are certain selected risk factors applicable to us and our shareholders following the Acquisition, our conversion to a financial holding company and our withdrawal of our previous election to be regulated as a BDC under the 1940 Act, upon which we became subject to the regulation of the Federal Reserve, the OCC, the FDIC and other laws and regulations generally applicable to banking organizations in the United States. You should read these risk factors carefully as they may differ from and are in addition to those which are generally applicable to our business and operations and those which were applicable to us as a BDC.

As a financial holding company we operate in a highly regulated environment that affects virtually all aspects of our operations, and the need to comply with applicable laws, regulations and supervisory expectations could materially impact our business, financial condition and results of operations.

Upon becoming a financial holding company, we became subject to a wide range of statutory and regulatory restrictions and requirements that will affect many aspects of our business. We are subject to federal regulation and supervision by the FDIC, OCC and Federal Reserve. The laws and regulations applicable to us govern a variety of matters, including permissible types, amounts, and terms of loans and investments we may make, the maximum interest rate that may be charged, the amount of reserves we must hold against deposits we take, the types of deposits we may accept, maintenance of adequate capital and liquidity, changes in the control of Newtek Bank and the Company, restrictions on dividends, and establishment of new offices. A principal objective of the U.S. bank regulatory system is to ensure the safety and soundness of banking organizations. Safety and soundness is a broad concept that includes financial, operational, compliance and reputational considerations, including matters such as capital, asset quality, quality of board and management oversight, earnings, liquidity, and sensitivity to market and interest rate risk and is generally intended to protect customers, depositors, the DIF and the overall financial stability of the United States, not our stockholders or creditors. Our regulators also have the ability to compel us to take, or restrict us from taking, certain actions entirely, such as actions that our regulators deem to constitute an unsafe or unsound banking practice. As part of its commitment to maintain safety and soundness, at the time the Company acquired Newtek Bank, Newtek Bank entered into the Operating Agreement with as described above, sets forth key parameters within which Newtek Bank must operate, such as with respect to its business plan, minimum capital, minimum liquidity, risk management and compliance. We continue to devote substantial time and resources to compliance and meeting our regulators’ supervisory expectations, which may adversely affect our profitability and may adversely affect our ability to pursue advantageous business opportunities.

See the section entitled “Regulation and Supervision” on Page 9 of this prospectus for information on the regulation and supervision framework which governs our Company and its activities as a financial holding company.

Our status as a financial holding company requires us to curtail certain activities and imposes limitations on certain activities, which may negatively impact the Company’s business, financial condition and results of operations.

As a financial holding company, we are subject to certain banking laws and regulations, including under the Bank Holding Company Act of 1956 (“BHCA”), and regulation and supervision by the Federal Reserve, and with respect to Newtek Bank, the OCC. As a result, we have regulatory restrictions on the actions in which we may engage, and such restrictions may limit our ability to acquire other businesses, enter into other strategic transactions, joint ventures, and undertake business transactions which we could otherwise undertake as a BDC. The Operating Agreement also contains certain concentration limits on the composition of Newtek Bank’s loan portfolio and dictates the amount of capital we must maintain (which during the term of the Operating Agreement is in excess of statutory requirements), which in turn could restrict our growth. Further, banking laws and regulations could require us to diversify into areas where we have less experience, which may adversely impact our financial condition and results of operations. For example, as a result of commitments made to the Federal Reserve, the Company has agreed to divest or otherwise terminate the activities conducted by Excel WebSolutions, LLC and NTS, including its subsidiary SIDCO, within two years of becoming a financial holding company, subject to any extension of the two-year period. The divestiture of these subsidiaries may adversely impact our financial condition and results of operations. As noted above, as a result of commitments made in the Operating Agreement, Newtek Bank is subject to, among other things, limitations on dividend payment, minimum liquidity requirements and risk management requirements. Further, if we do enter into acquisitions, partnerships and joint ventures, they may not provide us with the benefits we anticipate. We may not be able to successfully integrate any businesses, services or technologies that we acquire or with which we form a partnership or joint venture, or comply with applicable regulatory requirements.

Changes in laws, regulations, or policies may adversely affect our business, financial condition and results of operations.

Congress and federal regulatory agencies continually review banking laws, regulations, policies and other supervisory guidance for possible changes. Changes in the presidential administration or control of Congress also increases the likelihood of further changes to laws, regulations and supervisory practices affecting financial institutions, which could include more stringent requirements and greater scrutiny from regulatory authorities.

We are unable to predict all of the ways in which changes in the legal or regulatory environment could impact our anticipated business models or objectives. Changes in these laws or regulations applicable to us as a financial holding company, including changes in the interpretation or implementation of those regulations or policies, may negatively impact the profitability of our business activities, require us to change certain of our business practices, materially affect our business model, limit the activities in which we may engage, affect retention of key personnel, require us to raise additional regulatory capital, increase the amount of liquid assets that we hold, otherwise affect our funding profile or expose us to additional costs (including increased compliance costs). Any such changes may also require us to invest significant management attention and resources to make any necessary changes and may adversely affect our ability to conduct our business as previously conducted or our results of operations or financial condition.

Recent events in the banking sector may have an adverse effect on aspects of our results of operations and the price of our common stock.

Recently, concerns have arisen with respect to the financial condition of a number of banking organizations in the United States, in particular those with exposure to certain types of depositors and large portfolios of investment securities. Silicon Valley Bank and Signature Bank were both placed into FDIC receivership resulting from significant and rapid deposit outflows and the Federal Reserve Board announced it will make available additional funding to eligible depository institutions to assist banking organizations with potential liquidity needs. While the Company’s business, balance sheet and depositor profile differs substantially from the banking institutions that are the focus of the greatest scrutiny, the operating environment and public trading prices of financial services sector can be highly correlated, in particular in times of stress, which has, and may continue to adversely affect the trading price of the Company’s common stock. In addition, there is uncertainty at the present time with respect to the effect that these events will have on the perceptions held by of individual and commercial depositors as to the safety of deposited funds at smaller banking institutions, which could affect the Bank’s ability to maintain its levels of deposit funding. The Company currently believes that its client base and business model differs from those of the banking organizations which are under the most scrutiny at the present time, however no assurances can be given that the effects of recent events will not have an adverse effect on the Company’s consolidated results of operations and financial performance. The Company believes its loan portfolio is less sensitive to a rising interest rate environment based on the fact that a material portion of the Company’s loan portfolio consists of SBA 7(a) loans, which are floating rate loans that bear interest at the prime rate plus a spread from 2.25% to 3.00%, which interest rates reset on a quarterly basis. Moreover, in response to these market conditions and consistent with its business plan, Newtek Bank has been focused on increasing its liquidity position by raising additional deposits and maintaining a significant portion of its liquidity in the form of cash held at the Federal Reserve, as opposed to long term investments. In addition, Newtek Bank management continues to closely monitor market conditions with a focus on it is asset liability management policies, as well as closely monitoring, among other things, capital levels, to ensure compliance with regulatory guidelines and the OCC Operating Agreement..

Failure to comply with applicable laws, regulations or commitments, or to satisfy our regulators’ supervisory expectations, could subject us to, among other things, supervisory or enforcement action, which could adversely affect our business, financial condition and results of operations.

If we do not comply with applicable laws, regulations or commitments, if we are deemed to have engaged in unsafe or unsound conduct, or if we do not satisfy our regulators’ supervisory expectations, then we may be subject to increased scrutiny, supervisory criticism, governmental or private litigation and/or a wide range of potential monetary penalties or consequences, enforcement actions, criminal liability and/or reputational harm. Such actions could be public or of a confidential nature, and arise even if we are acting in good faith or operating under a reasonable interpretation of the law and could include, for example, monetary penalties, payment of damages or other monetary relief, restitution or disgorgement of profits, directives to take remedial action or to cease or modify practices, restrictions on growth or expansionary proposals, denial or refusal to accept applications, removal of officers or directors, prohibition on dividends or capital distributions, increases in capital or liquidity requirements and/or termination of Newtek Bank’s deposit insurance. Additionally, compliance with applicable laws, regulations and commitments requires significant investment of management attention and resources. Any failure to comply with applicable laws, regulations or commitments could have an adverse effect on our business, financial condition and results of operations.

We are subject to anti-money laundering and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business, financial condition and results of operations.

We are subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act, which require financial institutions to design and implement programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers and beneficial owners of certain legal entity customers seeking to open new financial accounts. Federal and state bank regulators also have focused on compliance with Bank Secrecy Act and anti-money laundering regulations. Failure to comply with these regulations could result in fines or sanctions, including restrictions on conducting acquisitions or expanding activities. During the last several years, several banking institutions have received large fines for non-compliance with these laws and regulations. Although we have policies and procedures designed to assist in compliance with the Bank Secrecy Act and other anti-money laundering laws and regulations, there can be no assurance that such policies or procedures will work effectively all of the time or protect us against liability for actions taken by our employees, agents, and intermediaries with respect to our business or any businesses that we may acquire. Failure to maintain and implement adequate programs to combat money laundering and terrorist financing could also have serious reputational consequences for us, which could have a material adverse effect on our business, financial condition or results of operations.

We are subject to stringent capital and liquidity regulations and requirements.

NewtekOne, Inc. is the parent company of and a separate and distinct legal entity from Newtek Bank. Legal entity liquidity is an important consideration as there are legal, regulatory, contractual and other limitations on our ability to utilize liquidity from one legal entity to satisfy the liquidity requirements of another, which could result in adverse liquidity events at either NewtekOne, Inc. and/or Newtek Bank. Applicable laws and regulations, including capital and liquidity requirements and the Operating Agreement, could restrict our ability to transfer funds between Newtek Bank and NewtekOne, Inc., which could adversely affect our cash flow and financial condition. Additionally, applicable laws and regulations may restrict what NewtekOne, Inc.is able to do with the liquidity it does possess, which may adversely affect our business and results of operations.

Further, pursuant to the Operating Agreement we have made certain commitments to the OCC which requires Newtek Bank to hold capital incremental to the minimum required under the applicable standards, which could also impact the Company’s ability to invest in assets. From time to time, regulators may implement changes to these capital adequacy and liquidity requirements. If we fail to meet these minimum capital adequacy and liquidity guidelines and other regulatory requirements, our business activities, including lending, and its ability to expand could be limited. It could also result in the Company being required to take steps to increase its regulatory capital that may be dilutive or adverse to stockholders, including limiting the Company’s ability to pay dividends to stockholders or limiting the Company’s ability to invest in assets even if deemed more desirable from a financial and business perspective.

Federal law and Federal Reserve policy require that a bank holding company serve as a source of financial and managerial strength for any FDIC-insured depository institution that it controls. Thus, if Newtek Bank were to be in financial distress or to otherwise be viewed by the regulators as in an unsatisfactory condition, then the federal banking regulators could require the Company to provide additional capital or liquidity support, or take other action, in support of Newtek Bank, even if doing so is not otherwise in the best interest of the Company or its shareholders.

NSBF will remain subject to SBA regulation as it winds down its operations.

As a result of the Acquisition, all SBA 7(a) loan originations are being transitioned to Newtek Bank, and NSBF will cease origination of SBA 7(a) loans, relinquish its PLP status and wind-down its operations. During this wind down process, NSBF will be required to continue to own the SBA 7(a) loans and PPP Loans in its SBA loan portfolio to maturity, liquidation, charge-off, or (subject to SBA’s prior written approval), sale or transfer. NSBF will be required to continue to service and liquidate its SBA Loan Portfolio, including processing forgiveness and loan reviews for PPP Loans, pursuant to an SBA approved lender service provider agreement with SBL. During the wind down process, it is anticipated that NSBF will be required to maintain minimum capital requirements established by the SBA, will be required to maintain certain amounts of restricted cash available to meet any obligations to the SBA, will have restrictions on its ability to make dividends and distributions to its parent, and will remain liable to SBA for post-purchase denials and repairs, from the proceeds generated by NSBF’s SBA loan portfolio. Any future post-purchase denials and repairs demands on NSBF could negatively impact our results of operations. It is also anticipated that the Company will guarantee NSBF’s obligations to the SBA.

There can be no guarantee that Newtek Bank will be able to maintain its SBA 7(a) lending license.

Prior to the Acquisition, both Newtek Bank and NSBF were granted SBA 7(a) lending licenses. Additionally, prior to the Acquisition, NSBF had been granted PLP status, which allowed it to place SBA guarantees on loans without seeking prior SBA review and approval. PLP status allowed NSBF to expedite loans since NSBF was not required to present applications to the SBA for concurrent review and approval. While the Company intends that NSBF will continue to service its current portfolio of SBA 7(a) loans, and that new SBA 7(a) loan originations will be made by Newtek Bank, there can be no guarantee that Newtek Bank will be able to maintain its SBA 7(a) lending license or obtain and maintain PLP status. The loss of Newtek Bank’s SBA 7(a) lending license or failure to obtain and maintain, or delays in obtaining, PLP status would have a material adverse impact on Newtek Bank’s ability to originate SBA 7(a) loans at NSBF’s historic levels, and it may negatively impact Newtek Bank’s SBA 7(a) loan origination volumes and revenues to be generated from the sale of guaranteed portions of SBA 7(a) loans, which could in turn negatively impact our results of operations.

Federal law may discourage certain acquisitions of our common stock which could have a material adverse effect on our shareholders.

Federal law may make it more difficult for someone to acquire our common stock in certain circumstances. Under federal law and subject to certain exemptions, a person, entity or group must notify the federal banking agencies before acquiring control of a bank holding company. An acquisition of 10% or more of any class of voting stock of a bank holding company generally creates a rebuttable presumption that the acquirer “controls” the bank holding company. In addition, a bank holding company must obtain the prior approval of the Federal Reserve before, among other things, acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, including Newtek Bank. These provisions could delay or prevent a third party from acquiring us, despite the possible benefit to our shareholders, or otherwise adversely affect the market price of our common stock.

The withdrawal of the Company’s election to be regulated as a BDC has resulted in a significant change in our accounting and financial reporting requirements.

Due to the Company’s withdrawal of its election to be regulated as a BDC on January 6, 2023, the Company is no longer subject to FASB Accounting Standards Codification Topic 946, Financial Services – Investment Companies, which will result in a significant change in our accounting and financial reporting requirements. Our financial statements as of December 31, 2022 are, and in previous years were, presented and accounted for under the specialized method of accounting applicable to investment companies, which required us to recognize our investments, including controlled investments, at fair value. As a BDC, we were precluded from consolidating any entity other than another investment company that acted as an extension of our investment operations and facilitated the execution of our investment strategy or an investment in a controlled operating company that provided substantially all of its services to us. Our financial statements for the fiscal year ended December 31, 2022 consolidate the accounts of the Company and NSBF, and excludes other wholly-owned subsidiaries. Our financial statements for the fiscal year ended December 31, 2022 reflect our investments at fair value, as determined in good faith by our Board. Certain of our subsidiaries’ financial statements are separately provided as significant unconsolidated wholly-owned subsidiaries. In future financial statements, beginning with the first quarter of 2023, the Company will be required to consolidate the financial statements of certain of its controlled or majority-owned investments together with those of the Company, which will be a significant change in our accounting and financial reporting requirements. Management will be required to expend significant efforts in order to implement this change in accounting and financial reporting requirements, which could adversely affect the time and attention devoted to other aspects of our business and operations.

The loss of pass-through tax treatment, as a result of the Company’s withdrawal of its election to be regulated as a BDC, may substantially reduce net assets and income available for dividends and debt repayments.

Prior to January 6, 2023, we operated so as to qualify as a RIC, which generally allowed us to qualify for effective pass-through tax treatment. Upon withdrawing our election to be regulated as a BDC, we have ceased to qualify for such pass-through tax treatment, and we will have to pay corporate-level taxes on all of our income whether or not we distribute it, which we expect will substantially reduce the amount of income available for distribution to our shareholders and to repay our borrowings. The Company will no longer qualify as a RIC beginning with the 2023 taxable year (e.g., beginning on January 1, 2023).

We could be adversely affected by information security breaches or cybersecurity attacks.

Our business operations and our subsidiaries’ business operations rely upon secure information technology systems for data processing, storage and reporting. Despite security and controls design, implementation and updating, such information technology systems could become subject to cyber-attacks. Network, system, application and data breaches could result in operational disruptions or information misappropriation, which could have a material adverse effect on our business, results of operations and financial condition.

In addition, our business operations involve the storage and transmission of Newtek, customer and employee proprietary information. Our businesses rely on our digital technologies, computer and email systems, software, and networks to conduct operations. Our technologies, systems and networks may become the target of criminal cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information of us or third parties with whom we deal, or otherwise disrupt our or our customers’ or other third parties’ business operations.

Additionally, the increased use of mobile and cloud technologies due to the increased amount of remote work resulting from the COVID-19 pandemic could heighten these and other operational risks as certain aspects of the security of such technologies may be complex and unpredictable. It is critical to our business strategy that our facilities and infrastructure remain secure and are perceived by the marketplace to be secure.

We maintain a cybersecurity risk management program that is overseen by the Chief Information Security Officer (“CISO”) of NTS. The CISO is chiefly responsible for developing, maintaining, and enforcing cybersecurity and cyber risk-related policies; ensuring the Company and its subsidiaries satisfy requirements of relevant regulations, industry standards, and third-party risk assessment requirements; keeping abreast of developing security threats, and helping both the Board and the board of directors of Newtek Bank understand potential security problems that might arise from the changing threat landscape; and overseeing and implementing regular security awareness training of all employees on cybersecurity, and supporting effective communication with users to limit security vulnerabilities. The CISO regularly reports to the Board and the board of directors of Newtek Bank on the state of our cybersecurity risk management program and provides updates on cybersecurity matters.

Although we believe we and our IT providers employ appropriate security technologies (including data encryption processes, intrusion detection systems), and conduct comprehensive risk assessments and other internal control procedures to assure the security of our and our customers’ data, we cannot guarantee that these measures will be sufficient for this purpose. If our and our IT provider’s security measures are breached as a result of third-party action, employee error or otherwise, and as a result our or our customers’ data becomes available to unauthorized parties, we could incur liability and our reputation would be damaged, which could lead to the loss of current and potential customers. If we experience any breaches of our network security or sabotage, we might be required to expend significant capital and other resources to detect, remedy, protect against or alleviate these and related problems, and we may not be able to remedy these problems in a timely manner, or at all. Because techniques used by outsiders to obtain unauthorized network access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. For example, in early 2018, an unauthorized third-party misappropriated three of NTS’ domain names.

NTS’ management and forensic investigators determined that attackers compromised a portion of NTS’ shared webhosting system, and may have acquired certain customer information limited to its shared webhosting customers, and/or gained access to certain of its shared webhosting servers. In response, NTS has taken a range of steps designed to further secure its systems, enhance its security protections, enhance access controls, and prevent future unauthorized activity.

As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities. Although we have insurance in place that covers such incidents, the cost of a breach or cyber-attack could well exceed any such insurance coverage.

If we are deemed to be an investment company under the Investment Company Act of 1940, we will not be able to successfully execute our business strategy.

Certain of our subsidiaries rely on Rule 3a-7 to exclude their securitization activities from the definition of an “investment company” under the 1940 Act. Additionally, the Company has determined that, after withdrawing its election to be treated as a business development company, it is not an “investment company” because it neither holds more than 40% of its assets in “investment securities,” nor is it primarily engaged in, or holding itself out as being primarily engaged in, the business of investing, reinvesting or trading in securities. As a part of its determination, the Company has determined that certain of the loans held by its subsidiaries are neither securities nor “investment securities” under the 1940 Act. However, the staff of the SEC may disagree with our conclusions that (i) loans held by us and our subsidiaries are not securities as defined in the Act and that (ii) the Company did not meet the definition of an investment company under section 3 of the 1940 Act subsequent to our withdrawal of the election to be regulated as a BDC. If the SEC or a court determines that one or more of our subsidiaries’ activities cause us to fall within the definition of an “investment company,” and if no exemption is available, we could be required to register under the 1940 Act. Compliance with the 1940 Act, as a registered investment company, would require us to significantly alter our business and could impair our ability to operate as financial holding company, with potential adverse impacts on our business, and, thus, our shareholders.

Risks related to our subsidiary Newtek Insurance Agency (NIA)

NIA does not have any control over the commissions it earns on the sale of insurance products which are based on premiums and commission rates set by insurers and the conditions prevalent in the insurance market.

NIA earns commissions on the sale of insurance products. Commission rates and premiums can change based on the prevailing economic and competitive factors that affect insurance underwriters. In addition, the insurance industry has been characterized by periods of intense price competition due to excessive underwriting capacity and periods of favorable premium levels due to shortages of capacity. We cannot predict the timing or extent of future changes in commission rates or premiums or the effect any of these changes will have on the operations of NIA.

NIA depends on third parties, particularly property and casualty insurance companies, to supply the products marketed by its agents.

NIA contracts with property and casualty insurance companies typically provide that the contracts can be terminated by the supplier without cause. NIA’s inability to enter into satisfactory arrangements with these suppliers or the loss of these relationships for any reason would adversely affect the results of its insurance business. Also, NIA’s inability to obtain these products at competitive prices could make it difficult for it to compete with larger and better capitalized providers of such insurance services.

If NIA fails to comply with government regulations, its insurance agency business would be adversely affected.

NIA insurance agency business is subject to comprehensive regulation in the various states in which it conducts business. NIA’s success will depend in part upon its ability to satisfy these regulations and to obtain and maintain all required licenses and permits. NIA’s failure to comply with any statutes and regulations could have a material adverse effect on it. Furthermore, the adoption of additional statutes and regulations, changes in the interpretation and enforcement of current statutes and regulations could have a material adverse effect on it.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS AND PROJECTIONS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain, forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our subsidiaries, our industry, and the global economy. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus, including the documents that we incorporate by reference herein, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, involve risks and uncertainties, including statements as to:

•our future operating results;
•our business prospects and the prospects of our subsidiaries;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the ability of our business to achieve its objectives;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the adequacy of our cash resources and working capital;
•our ability to operate as a financial holding company and increased compliance and other costs associated with such operations;
•our ability to operate our subsidiary Newtek Bank, a national bank regulated and supervised by the OCC, and increased compliance and other costs associated with such operations;
•the timing of cash flows, if any, from the operations of our subsidiaries.
These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•an economic downturn could impair our subsidiaries’ ability to continue to operate or repay their borrowings, which could adversely affect our results;
•a contraction of available credit and/or an inability to access the equity markets, which could impair our lending activities;
•interest rate volatility, including the decommissioning of LIBOR, which could adversely affect our results;
•impacts to financial markets and the global macroeconomic and geopolitical environment, including higher inflation and its impacts; higher interest rates and the impacts on macroeconomic conditions, and NewtekOne, Inc.’s funding costs; and
•the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include the ability of Newtek Bank to originate loans under the SBA 7(a) program, obtain and maintain PLP status, sell SBA guaranteed portions of SBA 7(a) loans at premiums and grow deposits; our ability to originate new loans; our subsidiaries ability to generate revenue and obtain and maintain certain margins and levels of profitability; and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, including the documents that we incorporate by reference herein, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, “Part II – Item 1A. Risk Factors” and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. See "Available Information" for more information. You should not place undue reliance on these forward-looking statements, which apply only as of the dates of this prospectus, any applicable prospectus supplement or free writing prospectus, including any documents incorporated by reference, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements. The forward-looking statements in this prospectus are excluded from the safe-harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific offering of securities.

SUMMARY OF THE SECURITIES WE MAY OFFER
We may use this prospectus to offer securities in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

Our securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission, or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to Maryland Law and our charter and bylaws for a more detailed description of the provisions summarized below.
Stock
Our authorized stock consists of 200,000,000 shares of stock, par value $0.02 per share, of which all are designated as common stock except for the 20,000 shares which are designated as Series A Convertible Preferred Stock. Our common stock is traded on the Nasdaq Global Market under the ticker symbol “NEWT.” Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.
The following are our outstanding classes of stock as of July 20, 2023:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common stock, par value $0.02 per share	199,980,000	—	24,652,370
Series A Convertible Preferred Stock, par value $0.02 per share	20,000	—	—

(1)    An equity compensation plan has been adopted to cover up to 3,000,000 common shares, but no options have been awarded.
Under our charter, our Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval. Our charter also provides that the Board, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
Common Stock
All shares of our common stock have equal rights as to earnings, assets, voting, and distributions and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Preferred Stock
Our charter authorizes our Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. The cost of any such reclassification would be borne by our existing common stockholders. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
On February 3, 2023, we issued 20,000 shares of our Series A Convertible Preferred Stock in a private placement transaction in reliance on Section 4(a)(2) of the Securities Act. For more information see "Available Information" and our Current Report on Form 8-K filed on February 7, 2023 which is incorporated by reference to this prospectus.
For more information on the preferred stock that we may offer, see “Description of our Preferred Stock” below.
Options and Restricted Stock
From time to time, at the discretion of the Compensation, Corporate Governance and Nominating Committee of the Company's Board of Directors, and subject to Company stockholder approval of an amendment to the Company's Amended and Restated 2014 Stock Incentive Plan, the Company intends to grant awards of shares of restricted common stock and stock options to the named executive officers and other employees to create a clear and strong alignment between compensation and stockholder return and to enable the named executive officers and other employees to develop and maintain a stock ownership position in the Company that will vest over time and act as an incentive for the employee to remain with the Company. See “Executive Compensation” in our most recent definitive proxy statement for a description of equity-based compensation.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
Our charter authorizes us, to the maximum extent permitted by Maryland law to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws
The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classified Board of Directors
Our Board is divided into three classes of directors serving staggered three-year terms. The first class expires in 2024, the second class expires in 2025, and the third class expires in 2023. Upon expiration of their current terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify and each year one class of directors will be elected by the stockholders. Barry Sloane and Peter Downs serve in Class I, with terms expiring at the 2024 Annual Meeting; Gregory Zink, Fernando Perez-Hickman and Halli Razon-Feingold serve in Class II, with terms expiring at the 2025 Annual Meeting; and Richard Salute and Salvatore Mulia serve in Class III, with terms expiring at the 2023 Annual Meeting.
A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of our management and policies.

Election of Directors
Our charter and bylaws provide that the affirmative vote of the holders of a plurality of the outstanding shares of stock entitled to vote in the election of directors cast at a meeting of stockholders duly called and at which a quorum is present will be required to elect a director. Pursuant to our charter our Board may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our charter provides that the number of directors will be set only by the Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than one nor more than twelve. Our charter provides that, at such time as we have at least three independent directors and our common stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we elect to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the board of directors. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.
Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
Under the Maryland General Corporation Law, stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by the Board or (c) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called by our Board and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as (1) our current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.
Our charter and bylaws provide that the Board will have the exclusive power to make, alter, amend or repeal any provision of our bylaws. In a Special Meeting of Stockholders held on September 30, 2022, our stockholders rejected a proposal that would have allowed our stockholders to amend our bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board shall determine such rights apply.
Control Share Acquisitions
The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter (the “Control Share Act”). Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.
A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by Board, including a majority of the directors who are not interested persons. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the Board determines that it would be in our best interests. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

DESCRIPTION OF OUR PREFERRED STOCK
In addition to shares of common stock, our charter authorizes the issuance of preferred stock. We may issue preferred stock from time to time. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.
The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement relating to such preferred stock.
If we issue preferred stock, it will pay dividends to the holders of the preferred stock at either a fixed rate or a rate that will be reset frequently based on short-term interest rates, or as otherwise may be described in a prospectus supplement accompanying each offering of preferred stock.
For any series of preferred stock that we may issue, our Board will determine and the articles supplementary and prospectus supplement relating to such series will describe:
•the designation and number of shares of such series;
•the rate, whether fixed or variable, and time at which any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;
•any provisions relating to convertibility or exchangeability of the shares of such series;
•the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers, if any, of the holders of shares of such series;
•any provisions relating to the redemption of the shares of such series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such series or other securities;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Set forth below is a summary of the general terms and conditions expect to be included in any deposit agreement with respect to the depositary shares, however specific terms and conditions of the deposit agreement related to the depositary shares will be further described in the particular prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.
In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.
Redemption, Conversion and Exchange of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.
If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.
After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.
Resignation and Removal of Depositary
Following its appointment, the deposit agreement may provide that the preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.
Miscellaneous
The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.
Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
General
We may issue subscription rights to our stockholders to purchase common stock or our other securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the ratio of the offering (which, in the case of transferable rights, may require a minimum number of shares to be held of record before a person is entitled to purchase an additional share);
•the number of such subscription rights issued to each stockholder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock or other securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.
Dilutive Effects
Any stockholder who chooses not to participate in a rights offering should expect to own a smaller interest in the Company upon completion of such rights offering. Any rights offering may dilute the ownership interest and voting power of stockholders who do not fully exercise their subscription rights. The amount of dilution that a stockholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our stockholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock or other securities. Such warrants may be issued independently or together with shares of common stock or other securities and may be attached or separate from such shares of common stock or other securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•the number of shares of common stock or other securities issuable upon exercise of such warrants;
•the price at which and the currency or currencies, including composite currencies, in which the shares of common stock or other securities purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the number of such warrants issued with each share of common stock or other securities;
•if applicable, the date on and after which such warrants and the related shares of common stock or other securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
The Company and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue senior or subordinated debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.
Currently, we have the following debt securities outstanding, each were issued pursuant to a Base Indenture (the “existing indenture”), dated as of September 23, 2015 between Newtek, as issuer and U.S. Bank National Association, as trustee (the “trustee”):
•$38.25 million of the 5.75% Notes due 2024 (the “2024 Notes”);
•$30.0 million of the 5.00% Notes due 2025 (the “2025 Notes”);
•$115.0 million 5.50% notes due 2026 (the “2026 Notes”); and
•$50.0 million 8.125% notes due 2025 (the “2025 8.125% Notes” and together with the 2024 Notes, the 2025 Notes and the 2026 Notes, the “existing notes”).
In connection with the consummation of the Acquisition and the Company becoming a financial holding company, we plan to enter into new indentures in respect of senior and subordinated debt securities with the trustee (the "senior notes indenture" and the “subordinated notes indenture”, respectively, and together with the existing indenture, the “indentures”). The existing indenture and forms of each of the senior notes indenture and subordinated notes indenture are included as exhibits to our Registration Statement on Form S-3 of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the indenture or any supplemental indenture we may enter into at the time of an offering of debt securities.
This section includes a description of the material provisions of the indentures. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indentures. We urge you to read the indentures because they, and not this description, define your rights as a holder of debt securities.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered thereby including:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•the terms for redemption, extension or early repayment, if any;

•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);
•the provision for any sinking fund;
•any restrictive covenants;
•any Events of Default (as defined in “Events of Default” below);
•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•whether the debt securities are secured and the terms of any security interest;
•the listing, if any, on a securities exchange; and
•any other terms.
The debt securities may be secured or unsecured obligations.
General
The indentures provide that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) may be issued under the indentures in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.
The indentures do not limit the amount of debt securities that may be issued under a particular indenture from time to time. Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under an indenture, are called the “indenture securities.” The indentures also provide that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indentures do not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants, as applicable, that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Ranking of Debt Securities; Holding Company Structure
Senior Debt Securities. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Subordinated Debt Securities. Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the incurrence of senior or subordinated indebtedness or general obligations, including indebtedness ranking on an equal basis with the subordinated debt securities offered by such prospectus supplement.
Holding Company Structure. The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.
Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including indebtedness, bank customer deposits, trade payables, guarantees and lease obligations. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that which is held by us. If a receiver or conservator were appointed for Newtek Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Newtek Bank. Unless otherwise specified in the applicable prospectus supplement, the applicable indenture will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio, and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indentures, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you in this Description of Our Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security. Both the 2024 Notes and the 2026 Notes were issued pursuant to a global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above;
•an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;
•an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
•if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;
•an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds, your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security;
•financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor, nor are we responsible for the actions of, any of those intermediaries.
Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institution to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Since we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York, as applicable, and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her, or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indentures as if they were made on the original due date, except as otherwise indicated in any prospectus supplement. Such payment will not result in a default under any debt security or the indentures, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
The term “Event of Default” in respect of the existing notes issued under the existing indenture means any of the following:
•we do not pay the principal of (or premium, if any, on) a debt security of the series within five days of its due date;
•we do not pay interest on a debt security of the series within 30 days of its due date;
•we do not deposit any sinking fund payment in respect of debt securities of the series within two business days of its due date;
•we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of debt securities of the series);
•we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days; or
•any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
Unless otherwise indicated in the applicable prospectus supplement, the following will be Events of Default under the senior notes indenture with respect to the senior debt securities:

•default in the payment of all or any part of the principal (or premium, if any), if any, on senior debt securities at maturity;
•default in the payment of any interest on the senior debt securities, when it becomes due and payable, and continuance of such default for a period of 30 days which continues for 30 days;
•default in the deposit of any sinking fund payment on the senior debt securities when due;
•default in the performance or breach of any covenant or warranty in the applicable indenture for the benefit of that series of senior debt securities, and continuance of such default or breach for a period of 90 days after written notice has been given of the default or breach in accordance with the senior notes indenture;
•specified events of bankruptcy, insolvency or reorganization; and
•any other event of default provided with respect to the senior debt securities of any series.
Unless otherwise indicated in the applicable prospectus supplement, the following will be Events of Default under the subordinated notes indenture with respect to the subordinated debt securities:
•specified events of bankruptcy, insolvency or reorganization; and
•any other event of default provided with respect to the subordinated debt securities of any series.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
Under certain of the indentures, if an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25.0% in principal amount of the debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the outstanding debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
The trustee is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;
•the holders of at least 25.0% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer a reasonable indemnity to the trustee against the costs, expenses, and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•the holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than:
•the payment of principal, any premium or interest on the debt securities of such series; or
•in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series.
Merger or Consolidation
Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity that is incorporated under U.S. federal or state law. We are also permitted to sell all or substantially all of our assets to any such entity. However, we may not take any of these actions unless all the following conditions are met:
•where we merge out of existence or sell substantially all of our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;
•immediately after giving effect to the transaction, no event of default under the indenture shall have occurred and be continuing;
•we must deliver certain certificates and documents to the trustee; and
•we must satisfy any other requirements specified in the indenture and/or supplemental indenture relating to a particular series of debt securities.
Modification or Waiver
Unless otherwise indicated in the applicable prospectus supplement, we and the trustee under the applicable indenture may amend and modify each indenture or debt securities under the applicable indenture with the consent of holders of at least a majority in principal amount of each affected series of debt securities then outstanding under the indenture. However, without the consent of each holder of any affected debt security issued under the applicable indenture, we may not amend or modify that indenture to:
•change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;
•adversely affect any right of repayment at the holder’s option;
•change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);
•impair your right to sue for payment;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants (except to increase any required percentage or provide that certain other provisions of an indenture cannot be modified without the consent of each affected holder).
In addition, the subordinated notes indenture may not be amended at any time to alter the subordination of any of the outstanding subordinated debt securities without the consent of each holder of senior debt outstanding that would be adversely affected thereby.

Changes Not Requiring Approval
Certain types of changes do not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;
•for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and
•for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance”.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under an indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or requests a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “— Subordination” below, such subordination would not prevent the trustee under an indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders however, in the case of subordinated debt securities, no covenant defeasance or full defeasance will be permitted if there is then having occurred or continuing any default or event of default in respect of any senior debt. In order to achieve covenant defeasance, the following must occur:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;
•we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments, as applicable;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 120 days; and
•satisfy the conditions for covenant defeasance contained in any supplemental indentures.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described in the second bullet below, we can legally release ourself from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;
•we must deliver to the trustee a legal opinion of its counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
•defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments, as applicable;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 120 days; and
•satisfy the conditions for full defeasance contained in any supplemental indentures.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors, as applicable, if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form;
•without interest coupons; and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as its agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourself.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent, as applicable, is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities, provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Subordination
The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated notes indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.
In addition, we may make no payment on the subordinated debt securities in the event:
•there is a default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and
•the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.
By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated notes indenture as all indebtedness and obligations of NewtekOne, Inc. as described below, whether any such indebtedness and obligations are outstanding as of the date of the subordinated notes indenture or created, incurred, assumed or guaranteed after such date:
(i)    all indebtedness and obligations of, or guaranteed or assumed by, NewtekOne, Inc. that are (a) for borrowed money, (b) evidenced by bonds, debentures, notes or other similar instruments, or (c) deferred obligations for the payment of the purchase price of property or assets;
(ii)    obligations of NewtekOne, Inc. that are similar to those in clause (i) and arise from off-balance sheet guarantees and direct credit substitutes;
(iii)    all obligations of NewtekOne, Inc. associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements; and
(iv)    all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations described in any of the preceding clauses (i), (ii) and (iii).
“Senior debt” does not include (1) the subordinated debt securities and (2) other indebtedness of NewtekOne, Inc. as is by its terms expressly stated (a) not to be senior in right of payment to, (b) to rank pari passu with, or (c) to rank junior in right of payment to, the subordinated debt securities.

The subordinated notes indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.
The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.
Secured Indebtedness and Ranking
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. The debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by any subsidiaries, financing vehicles, or similar facilities we may have.
In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indentures
The trustee under the existing notes will remain the trustee under the existing indenture and we expect it will serve as the trustee under the senior notes indenture and the subordinated notes indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
Units will consist of any combination of two or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:
•the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;
•any additional terms of the agreement governing the units;
•any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units; and
•whether the units will be issued in fully registered form.
The terms and conditions applicable to the securities described above will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.
We may issue the units under one or more unit agreements to be entered into between us and a unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may offer, from time to time, up to $500,000,000 of common stock, preferred stock, depositary shares, warrants, subscription rights, debt securities or and/or units consisting of some or all of these securities in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods.

We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the shares offered by the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders, or (iii) under such other circumstances as the SEC may permit. Any offering of securities by us that requires the consent of the majority of our common stockholders, must occur, if at all, within one year after receiving such consent. The price at which the securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of FINRA or independent broker-dealer, including any reimbursements to underwriters or agents for certain fees and legal expenses incurred by them, will not be greater than 10.0% of the gross proceeds of the sale of shares offered pursuant to this prospectus and any applicable prospectus supplement.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the Nasdaq Global Market. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS
Certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, DC. Certain legal matters in connection with the offering will be passed upon for the underwriters by the counsel named in the applicable prospectus supplement.

EXPERTS
NewtekOne, Inc.

The consolidated financial statements and the related consolidated financial statement schedules of NewtekOne, Inc. (formerly known as Newtek Business Services Corp.) and its subsidiaries as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 and the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated in this Prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

Newtek Bank N.A.

The financial statements of Newtek Bank N.A., formerly known as National Bank of New York City, as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021 incorporated in this Prospectus by reference from the Current Report on Form 8-K/A filed by NewtekOne, Inc., formerly known as Newtek Business Services Corp., on January 27, 2023, have been audited by RSM US LLP, independent auditors, as stated in their report thereon, incorporated herein by reference. Such financial statements have been so incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form S-3, together with all amendments and related exhibits, under the Securities Act. The registration statement contains additional information about us and our securities being offered by this prospectus. We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. We maintain a website at www.newtekone.com and intend to make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. You may also obtain such information by contacting us in writing at 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus, or the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and all documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act,(i) during the period after the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023;

•our Definitive Proxy Statement on Schedule 14A, as amended by Amendment No. 1 thereto filed with the SEC on May 5, 2023;

•our Current Reports on Form 8-K, filed with the SEC on January 6, 2023 (as amended by the Form 8-K/A filed on January 27, 2023), January 17, 2023, January 24, 2023, February 7, 2023, February 27, 2023, February 27, 2023, March 6, 2023, April 6, 2023, April 19. 2023, May 16, 2023, May 19, 2023, May 30, 2023, June 14, 2023, June 16, 2023, June 27, 2023 and July 7, 2023; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-36742), as filed with the SEC on November 12, 2014, including any amendment or report filed for the purpose of updating such description.
To obtain copies of these filings, see “Available Information,” or you may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:
NewtekOne, Inc.
4800 T Rex Avenue, Suite 120
Boca Raton, Florida 33431
(212) 356-9500
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Up to 3,000,000 Shares
NewtekOne, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

November 17, 2023

Keefe, Bruyette & Woods A Stifel Company	B. Riley Securities	Compass Point
Ladenburg Thalmann	Raymond James	UBS Investment Bank